Exhibit 10.14

SCHEDULE 1: THE TELEWEST SCHEME

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF TELEWEST COMMUNICATIONS PLC

and

IN THE MATTER OF THE COMPANIES ACT 1985

SCHEME OF ARRANGEMENT

UNDER SECTION 425 OF THE COMPANIES ACT 1985

between

TELEWEST COMMUNICATIONS PLC

and

THE TELEWEST SCHEME CREDITORS

(as defined in the Scheme of Arrangement)

1.    PRELIMINARY

Definitions

1.1	In this Scheme, the following expressions shall, unless the context otherwise requires, have the following meanings:

“Account Designation”	shall have the meaning given to it in Clause 4.24;

“Accreting Notes”

(i) the Eurobell Notes; and (ii) the 11.375 per cent. dollar senior discount notes due 2010 of the Company issued pursuant to the indenture dated as of 25 January 2000 between the Company and the Noteholders’ Trustee, in each case as thereafter amended, revised or supplemented from time to time;

“Act”	the Companies Act 1985, as amended;

“Adjudication Reference Date”	in respect of each Ancillary Claim (or part thereof) the date falling 60 days after the submission of a Claim Form in respect thereof;

“Admission”	the approval for quotation of the New Shares, on Nasdaq, subject to notice of issuance;

“ADR Depositary”	the Bank of New York in its capacity as depositary for the ADR holders;

“ADR holders”	the registered holders of Telewest ADRs;

“Advisers”

(i) Baker Botts LLP; (ii) Cadwalader Wickersham & Taft LLP; (iii) Citigroup Global Markets Limited; (iv) Freshfields Bruckhaus Deringer; (v) Fried Frank Harris Shriver & Jacobson LLP; (vi) Gleacher Shacklock Limited; (vii) Jones Day; (viii) KPMG LLP; (ix) Ogier & Le Masurier; (x) Proskauer Rose LLP; (xi) UBS Securities, LLC; and (xii) Weil, Gotshal & Manges;

“Affiliates”	TCN and Telewest Jersey;

Agreed Scheme Claim”

a Notified Scheme Claim, the Total Amount of which is liquidated in amount and has either (i) been agreed by the Company; or (ii) otherwise been determined in accordance with the provisions of Clauses 4.8 to 4.11;

“Agreed Scheme Creditor”

a Scheme Creditor with an Agreed Scheme Claim. For the avoidance of doubt, if a Scheme Creditor has both an Agreed Scheme Claim and a Scheme Claim which has not yet been agreed, it shall be treated for the purposes of this Scheme as an Agreed Scheme Creditor only in respect of its Agreed Scheme Claim;

“Alternative Financing”

such alternative financing arrangements as may be implemented instead of the Amended Senior Secured Credit Facility Agreement (the proceeds of which are used, inter alia, to repay in full all amounts due under the Senior Secured Credit Facility Agreement) as the Directors consider to be on terms which, taken as a whole, are more advantageous to the Group than the terms of the Amended Senior Secured Credit Facility Agreement;

“Amended Senior Secured Credit Facility”

the committed facilities of £2,030 million together with uncommitted facilities of up to £125 million made available pursuant to an amended and restated loan agreement to be entered into by TCN and the Senior Lenders, amending and restating the terms of the Senior Secured Credit Facility Agreement;

“Amended Senior Secured Credit Facility Agreement”	the amended and restated loan agreement to be entered into by TCN and the Senior Lenders in respect of the Amended Senior Secured Credit Facility;

“Ancillary Claim”	a Scheme Claim which is not a Known Scheme Claim;

“Ancillary Scheme Creditor”	a Scheme Creditor with an Ancillary Claim;

“Bar Date”

5.00 p.m. (London time) on 16 July 2004, or such other date as shall be notified to Scheme Creditors by announcement on a Regulatory Information Service or on the Company’s website at www.telewest.co.uk, being approximately one Business Day after the Effective Date;

“Bondholder”

a person with the ultimate economic interest in any of the Notes (other than the Eurobell Notes) and holding such interest in such Notes through one of the Clearing Systems or as a Definitive Holder from time to time;

“Bondholder Committee”

the ad hoc committee from time to time of certain Bondholders, Jersey Bondholders and Scheme Creditors, as at 26 April 2004 consisting of Angelo Gordon & Co L.P.; Franklin Mutual Advisors, LLC; Fidelity Management & Research Co.; Goldentree Asset Management, LP; Oaktree Capital Management LLC; and OZ Management LLC;

“Business Day”	any day other than a Saturday, Sunday or any other day which is a public holiday in England and Wales, Jersey or New York;

“CDIs”	CREST Depository Interests;

“Claim Form”	in relation to Scheme Creditors who are not Bondholders in respect of their Known Scheme Claims, the form which is set out in Appendix 2 to this Scheme;

“Clearing System”	each or all of DTC, Euroclear and Clearstream and any other system designed for similar and/or analogous purposes, as appropriate;

“Clearstream”	Clearstream Banking, société anonyme, Luxembourg;

“Company”	Telewest Communications plc, a company incorporated in England and Wales with registered number 2983307;

“Company Deposit Agreements”	with respect to each class of Notes (other than the Eurobell Notes), as defined in the applicable Company Indenture;

“Company Indentures”

each of (a) the indenture dated as of 3 October 1995 between the Company and the Noteholders’ Trustee relating to the 9.625 per cent. senior debentures due 2006 of the Company; (b) the indenture dated as of 19 February 1999 between the Company and the Noteholders’ Trustee relating to the 5.25 per cent. senior convertible notes due 2007 of the Company; (c) the indenture dated as of 3 October 1995 between the Company and the Noteholders’ Trustee relating to the 11 per cent. senior discount debentures due 2007 of the Company; (d) the indenture dated as of 9 November 1998 between the Company and the Noteholders’ Trustee relating to the 11.25 per cent. senior notes due 2008 of the Company; (e) the indenture dated as of 15 April 1999 between the Company and the Noteholders’ Trustee relating to the 9.25 per cent. Dollar senior discount notes due 2009 and the 9.875 per cent. Sterling senior discount notes due 2009 of the Company; and (f) the indenture dated as of 25 January 2000 between the Company and the Noteholders’ Trustee relating to the 9.875 per cent. Dollar senior notes due 2010, the 11.375 per cent. Dollar senior discount notes due 2010 and the 9.875 per cent. Sterling senior notes due 2010 of the Company and, in each case, as thereafter amended, revised or supplemented from time to time;

“Courts”	together the High Court and the Jersey Court and a reference to “Court” means one of them;

“CREST”	the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the Regulations);

“CRESTCo”	CRESTCo Limited, a company incorporated in England and Wales with registered number 02878738;

“Deed of Release”	a deed to be entered into by the Company following the Effective Date on behalf of Scheme Creditors pursuant to the authorisation given at Clause 3.8;

“Definitive Holder”

the registered holder of a Note or a Jersey Note (other than a Eurobell Note) in definitive registered form that became a definitive registered holder of such note pursuant to the mechanics for voting described at Recital (e);

“Deposit Agreements”	the Company Deposit Agreements and the Jersey Deposit Agreement, and each of them;

“Depositary”

Citibank (Channel Islands) Limited in respect of the Telewest Convertible Notes and The Bank of New York in respect of all of the other Notes (other than the Eurobell Notes) and the Jersey Notes, each in its capacity as book-entry depositary for the relevant Notes or Jersey Notes, and, in each case, any successor thereto;

“Designated DTC Account”

the DTC account designated in a Claim Form as being that into which a Scheme Creditor submitting a Claim Form wishes New Shares comprised in its Initial Share Entitlement and any Final Distribution to be credited (and, if there is more than one, any of them) in accordance with the terms of this Scheme;

“Directors”	the directors of the Company from time to time;

“Directors and Former Directors”	any person who is, or who has been at any time since 13 May 2002, a director of the Company, the Affiliates, Liberty Media, Telewest UK or New Telewest;

“Disputed Scheme Claim”

a Notified Ancillary Scheme Claim and/or an Unresolved Claim which has not been agreed by the Company on or before the Adjudication Reference Date and is referred (either in whole or in part) to the Independent Adjudicator;

“Distribution Notice”	the notice to be served by the Company on the Escrow Agent directing the Escrow Agent to make a transfer of New Shares or cash (as appropriate), as required by the terms of the Escrow Agent Agreement;

“DTC”	the Depository Trust Company of New York, a New York corporation;

“Effective Date”	the time and date on which an office copy of the Order is delivered to the Registrar of Companies for registration;

“Escrow Agent”	The Bank of New York, in its capacity as escrow agent, as appointed by the Company pursuant to the Escrow Agent Agreement, and any successor thereto;

“Escrow Agent Agreement”	the agreement entered into between the Company, Telewest Jersey, New Telewest, Telewest UK and the Escrow Agent in accordance with the terms of Clause 5;

“Eurobell Notes”

the 5 per cent. accreting convertible notes due 2003 issued by the Company on 1 November 2000 with an Initial Principal Amount (as defined therein) of £220,000,000, on 15 January 2001 with an Initial Principal Amount (as defined therein) of £30,000,000 and on 2 April 2001 with an Initial Principal Amount (as defined therein) of £3,500,000 as, in each case, cancelled and reissued on 30 May 2003;

“Euroclear”	Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Explanatory Statement”	the explanatory statement dated 30 April 2004 required to be furnished to Scheme Creditors pursuant to section 426 of the Act;

“Final Distribution”	the distribution of New Shares or cash to be made pursuant to Clauses 4.16 and 4.17;

“Financial Restructuring”

the proposed overall restructuring and compromise of certain of the debts and other financial obligations of Telewest, TCN and Telewest Jersey pursuant to, inter alia, this Scheme and the Jersey Scheme;

“First Extraordinary General Meeting” or “First EGM”

the extraordinary general meeting of the Company to be held at 10.00 a.m. (UK time) on 21 May 2004 at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminster, London SW1P 3EE, including any adjournment thereof, at which the Resolution will be proposed;

“FSMA”	the Financial Services and Markets Act 2000;

“Group”

prior to the Effective Date, the Company and its subsidiaries and subsidiary and associated undertakings and, following the Effective Date, New Telewest and its subsidiaries and subsidiary and associated undertakings;

“High Court”	the High Court of Justice of England and Wales;

“Holder”

a holder of a Note or a Jersey Note including, for the avoidance of doubt, but without double counting, the Depositary, the registered holder of a Note or a Jersey Note in definitive registered form and any person who becomes a Definitive Holder after the Record Date;

“Independent Adjudicator”	in respect of a Disputed Scheme Claim, the individual appointed to act as independent adjudicator in respect of such Disputed Scheme Claim in accordance with Clause 4.8;

“Initial Distribution”	the distribution of New Shares to be made pursuant to Clauses 4.12 to 4.15;

“Initial Share Entitlement”	in respect of each Agreed Scheme Creditor, the number of New Shares calculated using the formula set out at Clause 4.12;

“Jersey Bondholder”	a person with the ultimate economic interest in any of the Jersey Notes and holding such interest in such Jersey Notes through one of the Clearing Systems or as a Definitive Holder from time to time;

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended;

“Jersey Court”	the Royal Court of Jersey;

“Jersey Deposit Agreement”	with respect to the Jersey Notes, as defined in the Jersey Indenture;

“Jersey Guarantee Liability”	any and all amounts due or capable of becoming due now or in the future from the Company under or in respect of the Jersey Notes;

“Jersey Indenture”

the indenture dated 7 July 2000 between Telewest Jersey (as issuer), the Company (as guarantor) and the Jersey Noteholders’ Trustee relating to the 6 per cent. senior convertible notes due 2005 issued by Telewest Jersey, as amended, revised or supplemented from time to time;

“Jersey Intercompany Debt”

the debt in the principal amount of US$500,000,000 owing to Telewest Jersey by the Company pursuant to an agreement between the Company and Telewest Jersey dated 7 July 2000 as amended, revised or supplemented from time to time;

“Jersey Noteholders’ Trustee”	Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the Jersey Indenture;

“Jersey Notes”	each and every note in issue from time to time under any series of notes issued by Telewest Jersey pursuant to the terms of the Jersey Indenture;

“Jersey Order”	the act issued by the Jersey Court which sanctions the Jersey Scheme;

“Jersey Registrar of Companies”	the registrar of companies within the meaning of the Jersey Companies Law;

“Jersey Scheme”

the scheme of arrangement under section 425 of the Act, and the scheme of arrangement under article 125 of the Jersey Companies Law, between Telewest Jersey and the Jersey Scheme Creditors (as defined therein), with any modification, addition or condition which the High Court or the Jersey Court may think fit to approve or impose, as appropriate;

“Jersey Scheme Claim”

any claim in respect of any Liability of Telewest Jersey to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of Telewest Jersey in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date or after that date by reason of a Liability of Telewest Jersey incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

“Jersey Scheme Creditors”	the creditors of Telewest Jersey in respect of a Jersey Scheme Claim or Jersey Scheme Claims;

“Jersey UK Order”	the order of the High Court which sanctions the Jersey Scheme;

“Known Scheme Claims”

the Scheme Claims as at the Record Date of the Holders of the Notes, or any of them, as to principal and interest that has accrued and remains unpaid thereon; the Scheme Claims as at the Record Date of the Holders of the Jersey Notes, or any of them, as to principal and interest that has accrued and remains unpaid thereon in respect of the Jersey Guarantee Liability; and the Scheme Claim as at the Record

Date of Telewest Jersey as to principal and interest that has accrued and remains unpaid under the Jersey Intercompany Debt;

“Known Scheme Creditors”

Scheme Creditors with Known Scheme Claims. For the avoidance of doubt, if a Scheme Creditor has both a Known Scheme Claim and a Notified Ancillary Scheme Claim, it shall be treated for the purposes of this Scheme as a Known Scheme Creditor in respect of its Known Scheme Claim and a Notified Ancillary Scheme Creditor in respect of its Notified Ancillary Scheme Claim;

“LCIA”	London Court of International Arbitration, or any successor thereto;

“Liability” or “Liabilities”

any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales, Jersey or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises under a contract which is void or, being voidable, has been duly avoided;

“Liberty Media”	Liberty Media Corporation, a Delaware corporation;

“Liquidators”

the liquidators which the Company expects to appoint following the Effective Date, their successors and assigns and any other person or persons who may be appointed as liquidator to the Company from time to time;

“Listing Rules”	the listing rules of the UK Listing Authority made under section 74(4) of the FSMA, as amended from time to time;

“London Stock Exchange”	London Stock Exchange plc, a company incorporated in England and Wales with registered number 02075721, together with any successor thereto;

“Meeting”

the meeting of Scheme Creditors convened in accordance with the leave of the High Court pursuant to section 425 of the Act to consider and, if thought fit, approve this Scheme, including any adjournment thereof;

“Nasdaq”	the National Association of Securities Dealers Automated Quotation System;

“Net Proceeds of Sale”	the proceeds of sale of the relevant New Shares net of all associated commissions, transfer taxes and other costs, including the expenses and compensation of the Escrow Agent in effecting such sale;

“New Shares”

245,000,000 new shares of common stock, par value $0.01 per share, of New Telewest, or such other number of New Shares representing 100 per cent. (less one share) of the issued share capital of New Telewest as is authorised pursuant to Clause 4.31 of this Scheme;

“New Telewest”	Telewest Global, Inc., a Delaware corporation;

“New Telewest Group”	New Telewest and its subsidiaries and subsidiary and associated undertakings;

“Nominated Recipient”	the person specified as such in a Claim Form;

“Noteholders’ Trustee”

in respect of each of the Company Indentures, Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the relevant Company Indentures;

“Notes”	each of the Eurobell Notes and each and every note in issue from time to time under any series of notes issued by the Company pursuant to the terms of any of the Company Indentures;

“Notified Ancillary Scheme Claim”	an Ancillary Claim that has been duly notified to the Company or the Escrow Agent at any time prior to the Bar Date in accordance with Clause 4.1;

“Notified Ancillary Scheme Creditor”

a Scheme Creditor with a Notified Ancillary Scheme Claim. For the avoidance of doubt, if a Scheme Creditor has both a Known Scheme Claim and a Notified Ancillary Scheme Claim, it shall be treated for the purposes of this Scheme as a Known Scheme Creditor in respect of its Known Scheme Claim and a Notified Ancillary Scheme Creditor in respect of its Notified Ancillary Scheme Claim;

“Notified Scheme Claims”

all Scheme Claims that have been notified in writing to the Company, (or the Escrow Agent by sending a duly completed Claim Form), at any time prior to the Bar Date in accordance with Clause 4.1, which shall include, for the avoidance of doubt and without further notification, all the Known Scheme Claims;

“Notified Scheme Creditors”	Scheme Creditors with Notified Scheme Claims;

“NSPCC”	the National Society for the Prevention of Cruelty to Children, a company registered in England and Wales with registered number 216401, together with any successor thereto;

“Official List”	the Official List of the UK Listing Authority;

“Open Market”

to the extent that the New Shares, when sold, are listed or quoted on any securities exchange or inter-dealer quotation system, the sale of the New Shares on such exchange or through such inter-dealer quotation system; and to the extent that the New Shares, when sold, are not listed or quoted on any securities exchange or inter-dealer quotation system, the sale of the New Shares to a third party, such third party, in any event, to be unrelated to the New Telewest Group; and to the extent the New Shares, when sold, are not listed or quoted on any securities exchange or inter-dealer quotation system, and the Escrow Agent has used all reasonable endeavours and is not able to sell the New Shares to a third party unrelated to the New Telewest Group, the gift of the New Shares to the NSPCC;

“Order”	the order of the High Court which sanctions this Scheme;

“Participant”

in relation to the holder of the particular nominal amount of the Notes or the Jersey Notes which were exchanged into definitive registered certificates in the name of a Definitive Holder, the person shown in the records of DTC, Euroclear or Clearstream (as the case may be) or any other Clearing System immediately preceding such exchange in respect of such nominal amount of Notes or Jersey Notes;

“Post”	delivery by pre-paid first class post or air mail;

“Principal Amount”

in respect of each Known Scheme Creditor, (i) in respect of each of the Notes other than the Accreting Notes held by it, the face value of the Notes outstanding and in issue on the Record Date; (ii) in respect of the Accreting Notes held by it, the Accreted Value (as defined in the relevant Indenture or Notes) as at the last Interest Payment Date (as defined in the relevant Indenture or Notes); (iii) in respect of the Jersey Guarantee Liability, an amount equal to the face value of the Jersey Notes held by it and outstanding and in issue on the Record Date; and, (iv) in respect of the Jersey Intercompany Debt, an amount equal to the aggregate face value of the Jersey Notes outstanding and in issue on the Record Date, in each case as finally determined in accordance with the terms of this Scheme;

“Proceeding”

any process, action, or other legal proceeding (including, without limitation, any demand, arbitration, alternative dispute resolution, judicial review, adjudication, execution, seizure, distraint, forfeiture, re-entry, lien, enforcement of judgment or enforcement of any security);

“Record Date”	30 April 2004;

“Register Date”	the close of business on the last day of dealings in Telewest Shares on the London Stock Exchange before the Effective Date;

“Registrar”	Lloyds TSB Registrars, a division of Lloyds TSB Bank plc, a company registered in England and Wales with registered number 00002065;

“Registrar of Companies”	the registrar of companies within the meaning of the Act;

“Re-globalisation”

in relation to all the Notes (other than the Eurobell Notes) and the Jersey Notes, the exchange of the definitive registered certificates in respect of Notes and Jersey Notes held by Definitive Holders into book-entry interests in a global bearer form of the relevant Notes and Jersey Notes held by the Depositary in the Clearing Systems;

“Regulations”	the Uncertificated Securities Regulations 2001, as amended;

“Regulatory Information Service”	any of the services set out in Schedule 12 to the Listing Rules;

“Relationship Agreement”

the relationship agreement dated as of 3 March 2000, as amended by an amendment agreement dated as of 18 May 2001, between Microsoft Corporation, Liberty Media International, Inc., Liberty UK Holdings, Inc., Liberty UK, Inc. and the Company;

“Released Parties”

(i) Neil Smith; (ii) John Malone; (iii) Liberty TWSTY Bonds, Inc.; (iv) Liberty Media International, Inc.; (v) Liberty UK Holdings, Inc.; (vi) Liberty UK, Inc.; (vii) IDT Corporation; (viii) IDT Venture Capital, Inc.; (ix) IDT UK Cable Inc. (formerly known as Microsoft UK Cable, Inc.); (x) IDT Cable Partnership Holdings, Inc. (formerly known as Microsoft Cable Partnership Holdings, Inc.); (xi) Liberty Flex Holdings; (xii) Liberty TWSTY Holdings, Inc.; (xiii) Liberty International B-LL-C; and (xiv) Microsoft Corporation;

“Resolution”

the ordinary resolution to be proposed at the First Extraordinary General Meeting to approve the transfer by the Company of substantially all of its assets on the terms and conditions set out in the transfer agreement to be entered into and to authorise the Directors to give effect thereto;

“Scheme”

this scheme of arrangement under section 425 of the Act between the Company and the Scheme Creditors in the form set out herein or with any modification, addition or condition which the High Court may think fit to approve or impose;

“Scheme Claim”

any claim in respect of any Liability of the Company to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Company Indentures, the Notes, the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of the Company in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date, or after that date by reason of a Liability of the Company arising before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

“Scheme Creditor”

a creditor of the Company in respect of a Scheme Claim or Scheme Claims including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Note or a Jersey Note (other than a Eurobell Note) in definitive registered form and any person who becomes a Definitive Holder by virtue of an exchange of an interest in Notes or Jersey Notes held by or on behalf of that person on the Record Date for a Note or Jersey Note in definitive registered form in that person’s name;

“Scheme Rate”

the average of the closing mid-point spot rates in London for the conversion of Sterling into US Dollars, as reported by Bloomberg, L.P., for each trading day in the period commencing 1 October 2002 up to and including 26 April 2004, being $1.6650/£1.00;

“Senior Lenders”	the lenders under the Senior Secured Credit Facility Agreement;

“Senior Secured Credit Facility Agreement”	the agreement dated 16 March 2001 for credit facilities of £2 billion together with an institutional facility of up to £250 million made between, inter alia, TCN and the Senior Lenders;

“Share Entitlement”	the entitlement to New Shares of each Agreed Scheme Creditor pursuant to the terms of this Scheme;

“Shareholder”	a registered holder of Telewest Shares at the Register Date;

“Sterling”, “£” or “pence”	the lawful currency of the United Kingdom for the time being;

“TCN”	Telewest Communications Networks Limited, a company incorporated in England and Wales with registered number 3071086;

“Telewest ADRs”	American depositary receipts of the Company, each evidencing one American depositary share which represents the right to receive 200 ordinary shares of the Company of 10 pence each;

“Telewest Convertible Notes”	the 5.25 per cent. senior convertible notes due 2007 of the Company;

“Telewest Jersey”	Telewest Finance (Jersey) Limited, a wholly owned subsidiary of the Company, incorporated under the Jersey Companies Law with registered number 77278;

“Telewest Shares”	the ordinary shares of 10 pence each in the capital of the Company and the limited voting convertible shares of 10 pence each in the capital of the Company;

“Telewest UK”	Telewest UK Limited, a company incorporated in England and Wales with registered number 4925679;

“Termination Date”	the sixth anniversary of the Effective Date;

“Total Amount”	shall have the meaning given to it in Clause 4.6;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UK Listing Authority”

the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission to the Official List otherwise than in accordance with Part VI of the FSMA;

“Unresolved Claims”	Notified Ancillary Scheme Claims which have not become Agreed Scheme Claims as at the Bar Date and which have not been withdrawn or conclusively rejected;

“USA”, “US” or “United States”	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

“US Bankruptcy Code”	Title 11 of the United States Code;

“US Bankruptcy Court”

the United States Bankruptcy Court for the Southern District of New York or any other United States court which may be exercising jurisdiction over the Company or Telewest Jersey under the US Bankruptcy Code;

“US Dollar”, “Dollar” or “$”	US Dollars or other lawful currency being the currency of the USA for the time being;

“Voting Deadline”	7.00 p.m. (prevailing Eastern time) in New York on 27 May 2004;

and

“W. R. Huff”	W. R. Huff Asset Management Co., L.L.C.

RECITALS

(a)	Telewest Jersey is proposing a separate creditors’ scheme of arrangement (the Jersey Scheme) under both section 425 of the Act and article 125 of the Jersey Companies Law pursuant to which Jersey Scheme Creditors will release claims against Telewest Jersey in respect of or arising out of or in connection with the Jersey Indenture; the Jersey Notes; the release of the Jersey Intercompany Debt and Jersey Guarantee Liability pursuant to this Scheme; and any Liability of Telewest Jersey in respect of loss or damage suffered or incurred as a result of or in connection with such liabilities.

(b)	In consideration for the release referred to in Recital (a) above under the Jersey Scheme, each Jersey Scheme Creditor shall become entitled on the effective date of the Jersey Scheme to have transferred to it a pro rata share of the New Shares to which Telewest Jersey will, on its Scheme Claim becoming an Agreed Scheme Claim, become entitled pursuant to this Scheme.

(c)	The Directors undertook to the High Court that this Scheme would not be made effective (through the Company delivering, or procuring the delivery of, the office copy of the Order to the Registrar of Companies) unless and until the Directors were satisfied that all of the following had occurred and were unconditional, or would occur or become unconditional on the Effective Date, or had been waived (to the extent possible):

(i)	the Resolution having been duly passed at the First Extraordinary General Meeting;

(ii)	either (aa) TCN having entered into the Amended Senior Secured Credit Facility Agreement with, inter alia, the Senior Lenders on terms substantially the same as those referred to in the Explanatory Statement and the Recapitalisation Supplemental Deed Effective Date (as that term is defined in the Amended Senior Secured Credit Facility Agreement) having occurred; or (bb) TCN having entered into the Amended Senior Secured Credit Facility Agreement with, inter alia, the Senior Lenders on terms substantially the same as those referred to in the Explanatory Statement and the Recapitalisation Supplemental Deed Effective Date (as that term is defined in the Amended Senior Secured Credit Facility Agreement) having occurred or any of New Telewest, Telewest UK, TCN and their subsidiaries having entered into an Alternative Financing and such Alternative Financing having become, or becoming on the Effective Date, unconditional;

(iii)	Admission having occurred;

(iv)	the Company, New Telewest, Telewest UK, Telewest Jersey and the Escrow Agent having entered into the Escrow Agent Agreement substantially in accordance with the terms of Clause 5;

(v)	the Company having obtained a permanent injunction and order of the US Bankruptcy Court under section 304 of the US Bankruptcy Code pursuant to which Scheme Creditors are restrained from commencing or continuing actions or proceedings against, inter alia, the Company in respect of Scheme Claims (unless more than half of all Bondholders and Jersey Bondholders (in respect of their Scheme Claims arising in respect of the Jersey Guarantee Liability) by Principal Amount, as at the Record Date, have notified the Company that they consent to the waiver of this condition);

(vi)	all proceedings under Chapter 11 of the US Bankruptcy Code in respect of the Company (if any such proceedings have been commenced) having been completed (unless more than half of all Bondholders and Jersey Bondholders by Principal Amount, as at the Record Date, have notified the Company that they consent to the waiver of this condition);

(vii)	the Jersey Scheme having been sanctioned by the High Court and the Jersey Court and the directors of Telewest Jersey having confirmed that, immediately following the delivery of an office copy of the Order to the Registrar of Companies for registration, they will procure that (i) an office copy of the Jersey Order is delivered to the Jersey Registrar of Companies and (ii) an office copy of the Jersey UK Order is delivered to the Registrar of Companies for registration; and

(viii)	the Relationship Agreement having been terminated by Liberty Media.

(d)	The Directors further undertook to the High Court that this Scheme would not be made effective (through the Company delivering, or procuring the delivery of, the office copy Order in respect of this Scheme to the Registrar of Companies) unless it could be made so effective by the later of 27 July 2004 or 60 days after the date of any vote by Scheme Creditors and Jersey Scheme Creditors to approve this Scheme and the Jersey Scheme, subject to that vote occurring on or before 12 July 2004.

(e)	The Jersey Notes and each of the Notes (other than the Eurobell Notes) were issued in global bearer form and were held by the Depositary. At the request of certain registered holders of Notes and Jersey Notes (acting under the authority of the relevant Bondholders and Jersey Bondholders), arrangements were made for the global bearer form of each of the Notes (other than the Eurobell Notes) and the Jersey Notes to be exchanged in whole or in part for Notes or Jersey Notes, as applicable, in definitive form registered in the names of the relevant Bondholders and Jersey Bondholders (who thereby became Definitive Holders and are Scheme Creditors for the purposes of this Scheme). Any unexchanged Notes or Jersey Notes continue to be held in global bearer form by the Depositary (who remains the Scheme Creditor for such amounts for the purpose of this Scheme).

(f)

Following the Effective Date, and on the terms of this Scheme, the registered notes held by Definitive Holders will be converted back into global bearer form to be registered in the name of the Holders of such Notes as at the time, in each case, immediately prior to their conversion into definitive registered form. This mechanism (herein defined as “Re-globalisation”) is put in place in order to allow New Shares to be distributed pursuant to this Scheme through the Clearing Systems without the need for Bondholders or Jersey Bondholders to complete any details of how they would like to receive the New Shares in a Claim Form.

(g)	Each of New Telewest, Telewest UK and the Registrar appeared by counsel on the hearing of the petition to sanction this Scheme, consented to this Scheme and undertook to be bound thereby and to execute and do and/or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed and done by it or on its behalf for the purpose of giving effect to this Scheme.

(h)	The Escrow Agent appeared by counsel on the hearing of the petition to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as Escrow Agent subject to and in accordance with the terms of the Escrow Agent Agreement.

(i)	The Noteholders’ Trustee and the Jersey Noteholders’ Trustee appeared by counsel on the hearing of the petition to sanction this Scheme and undertook to perform their duties and comply with their obligations as Noteholders’ Trustee and Jersey Noteholders’ Trustee subject to and in accordance with the terms of the relevant Company Indentures and Jersey Indenture and applicable law.

(j)	The Depositary appeared by counsel on the hearing of the petition to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as book-entry depositary subject to and in accordance with the terms of the Deposit Agreements.

1	INTERPRETATION

In this Scheme, unless the context otherwise requires or otherwise expressly provides for:

(a)	references to Clauses, Appendices and Recitals are references to the Clauses, Appendices and Recitals respectively of this Scheme;

(b)	references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(c)	references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(d)	the singular includes the plural and vice versa and words importing one gender shall include all genders; and

(e)	headings are for ease of reference only and shall not affect the interpretation of this Scheme.

2	EFFECTIVE DATE

2.1	This Scheme will come into effect on the Effective Date.

3	THE SCHEME

Compromise of Scheme Claims

3.1

(a)         Immediately following the Effective Date, and once Re-globalisation has occurred in accordance with Clause 4.19, the Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability shall be cancelled and all Scheme Claims shall be satisfied and released fully and absolutely, in each case so as to bind the Scheme Creditors and any person who acquires any interest in or arising out of a Scheme Claim after the Record Date.

(b)	In consideration for the satisfaction and release referred to in Clause 3.1(a), each Agreed Scheme Creditor shall, subject to the other provisions of this Scheme, become entitled on the Effective Date to have transferred to it or to its Nominated Recipient a number of New Shares equal to its Share Entitlement in accordance with the procedures set out in this Scheme.

(c)	The Share Entitlement (or part thereof) of any Agreed Scheme Creditor, referred to in Clause 3.1(b), shall be satisfied in accordance with the provisions of Clause 4.

Entitlement of Shareholders

3.2	The Shareholders shall receive New Shares on the following basis:

(a)	subject to Clause 3.2(g), the Shareholders shall be entitled to receive, in aggregate, 3,675,000 New Shares. Each Shareholder shall be entitled to receive the number of such New Shares equal to:

A   x 3,675,000

B

Where:

A	equals the number of Telewest Shares that it holds on the Register Date, as stated in the Company’s register of members on such date; and

B	equals the total number of Telewest Shares in issue on the Register Date, as stated in the Company’s register of members on such date;

(b)	on the Effective Date, or as soon as practicable thereafter, subject as provided below, the New Shares referred to in Clause 3.2(a) will be distributed to Shareholders;

(c)	New Shares will, subject as provided below, be distributed to Shareholders (other than the ADR Depositary) through CREST in the form of CDIs;

(d)	Shareholders who are also Scheme Creditors may elect to receive New Shares to which they are entitled in their capacity as Shareholders in a DTC account by providing advance written notification to the Company, the Escrow Agent or the Registrar (at least seven Business Days prior to the Effective Date), including any relevant details of such account;

(e)	the ADR Depositary will receive the New Shares to which it is entitled through DTC. The ADR Depositary will then distribute such New Shares to the ADR holders pro rata to their interests in the underlying Telewest Shares as at the Register Date;

(f)	any sale undertaken by the Escrow Agent in accordance with Clauses 3.3 or 3.4 shall be deemed to have been undertaken at the request and authorisation of the relevant Shareholder. The Escrow Agent and the Company are irrevocably and unconditionally requested and authorised to (i) sell such New Shares on behalf of such Shareholder on the Open Market; (ii) transfer stock certificates and/or other document(s) of title in respect of such New Shares; and (iii) remit the Net Proceeds of Sale as soon as reasonably practicable in accordance with the directions in the relevant Clause. The price, terms, timing and manner of the sale, and any currency exchange effected by the Company or the Escrow Agent in connection with or related to the sale or the proceeds of the sale, shall be at the Escrow Agent’s sole discretion, or that of any agent the Escrow Agent shall employ in connection with or related to such sale. None of the Escrow Agent, the Company, New Telewest, Telewest UK or Telewest Jersey, or any of their respective advisers or any person acting on behalf of any of them shall have any Liability for any loss or alleged loss arising from the price, terms, timing or manner of such sale (including any currency exchange effected in connection with or related to the sale or the proceeds of sale) or the failure to procure any purchaser for such New Shares (or any of them) (save to the extent such loss or alleged loss is caused by the negligence, wilful default or fraud of the Escrow Agent); and

(g)	if the board of directors of New Telewest determines that the number of New Shares outstanding immediately after the Effective Date would be too large, such that the New Shares may trade at a price below the US$5 per share minimum required by Nasdaq, New Telewest may, by agreement with the Company, reduce the total number of New Shares to be distributed pursuant to this Scheme, provided that the aggregate number of New Shares distributed to the Shareholders pursuant to this Scheme shall, at the Effective Date, represent 1.5 per cent. of the New Shares.

3.3	Fractional entitlements of Shareholders to New Shares will not be distributed to Shareholders. The Escrow Agent will aggregate the fractional share entitlements of all Shareholders and sell them on the Open Market. The Net Proceeds of Sale will be remitted to the Registrar and will then be sent by the Registrar by cheque in Sterling to the relevant Shareholders pro rata to their interests in the Net Proceeds of Sale of the fractional share entitlements.

3.4	New Shares will not be distributed to Shareholders in jurisdictions, other than the US, the UK and the Republic of Ireland, where such distributions would, or might, in the opinion of the Escrow Agent (subject to the prior consent of the Company), be unduly onerous or where the Company directs the Escrow Agent that such distributions would, or might be, prohibited by any relevant law. Instead, Shareholders in such jurisdictions will be entitled to receive the Net Proceeds of Sale of the New Shares to which they would otherwise be entitled. The Escrow Agent will sell, or procure the sale of such New Shares, on the Open Market, exchange the Net Proceeds of Sale into Sterling (if necessary) and will remit the Net Proceeds of Sale in respect of such New Shares to the Registrar. The Registrar will then send such Net Proceeds of Sale by cheque in Sterling to the relevant Shareholders.

Interest on Scheme Claims

3.5	For the avoidance of doubt, the compromise effected pursuant to Clause 3.1(a) shall include a compromise of all interest and accreted amounts howsoever arising on or in respect of a Scheme Claim.

Stay of Proceedings

3.6	For the avoidance of doubt, no Proceeding or other judicial, quasi-judicial, administrative or regulatory process whatsoever against the Company or its property shall be commenced or continued in any jurisdiction whatsoever to recover any Scheme Claim or to establish the existence or amount of any Scheme Claim.

Assignments or transfers after the Record Date

3.7

(a)         The Company shall be under no obligation to recognise any assignment or transfer of a Scheme Claim after the Record Date for the purposes of determining entitlements under this Scheme and has no obligations hereunder to any person other than a Scheme Creditor, provided that, where the Company has received from the relevant parties notice in writing of an assignment or transfer, the Company may, in its sole discretion and subject to the production of such other evidence in relation to such transfer or assignment as the Company may require and to any other terms and conditions which the Company may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of making distributions under this Scheme. Any assignee or transferee of a Scheme Claim so recognised by the Company shall be bound by the terms of this Scheme.

(b)	To the extent that any Notified Scheme Creditor transfers or assigns all or part of its Notified Scheme Claim after the Record Date, the transfer by or on behalf of the Company to the Notified Scheme Creditor or its Participant or the Notified Scheme Creditor’s or its Participant’s Nominated Recipient named in any Claim Form submitted by such Notified Scheme Creditor, or any assignee or transferee recognised by the Company in accordance with Clause 3.7(a), of its entitlement to New Shares shall be effective to discharge and extinguish any Liabilities as at the Effective Date or thereafter of the Company to any transferee or assignee of such Notified Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Notified Scheme Claim.

Release

3.8

(a)         Each of the Scheme Creditors hereby authorises the Company from the Effective Date to enter into, execute and deliver as a deed on behalf of each Scheme Creditor and any person to whom a Scheme Creditor has transferred Notes or Jersey Notes after the Record Date one or more Deeds of Release whereby any and all claims of such persons against the Company, the Affiliates, the Directors and Former Directors, the Released Parties, the Bondholder Committee, W.R. Huff, Liberty Media, Telewest UK, New Telewest, the Noteholders’ Trustee, the Jersey Noteholders’ Trustee and the Advisers in relation to or arising out of or in connection with the Notes, the Jersey Notes, the Company Indentures, the Jersey Indenture, the Jersey Guarantee Liability and the Jersey Intercompany Debt and/or the implementation of this Scheme, the Jersey Scheme and/or the Financial Restructuring shall be waived and released fully and absolutely from the Effective Date.

(b)	Any Deed of Release to be executed pursuant to the authority conferred by Clause 3.8(a) shall be substantially in the form attached at Appendix 1 subject to any modifications required or approved by the Courts and shall take effect in relation to such claims and liabilities as the Courts consider appropriate, provided only that the effect of any such modification is not such as would require the release of a claim that is not referred to in Clause 3.8(a) above.

4	DETERMINATION OF AGREED SCHEME CLAIMS AND SHARE ENTITLEMENTS OF SCHEME CREDITORS

Notification

4.1

(a)         No Scheme Creditor shall be entitled to receive any consideration under this Scheme in respect of any Scheme Claim unless that Scheme Claim is (i) a Notified Scheme Claim and (ii) subsequently becomes an Agreed Scheme Claim either in whole or in part.

(b)	Known Scheme Creditors are deemed to have Notified Scheme Claims in respect of their Known Scheme Claims for a value equal to the total amount of principal of, and interest that has accrued and remains unpaid on, the relevant Notes, Jersey Notes or Jersey Intercompany Debt (as applicable) as at the Record Date.

(c)	Scheme Creditors with Ancillary Claims must notify the Company of their Ancillary Claims in writing. Notification will only be effective if it is received by the Company on or before the Bar Date and includes details of (i) the identity of the Ancillary Scheme Creditor, (ii) a description of the nature of its Ancillary Claim and how such Ancillary Claim arose; (iii) the value at which, and the dates on which, the Notes on which its Ancillary Claim is based were bought and sold (if applicable); (iv) the maximum amount of its Ancillary Claim; and (v) the legal basis of liability of the Company. For the avoidance of doubt, the transmission and receipt by the Escrow Agent or the Company of a duly completed Claim Form prior to the Bar Date shall, subject to Clause 4.7 below, constitute notification for these purposes.

(d)	Ancillary Claims may be notified in any amount. However, an Ancillary Scheme Creditor submitting a Claim Form for an amount greater than the amount of principal of, and interest that has accrued and remains unpaid on, the Notes from which its Ancillary Scheme Claim arises must, in addition to the information required at Clause 4.1(c), also supply a memorandum which gives particulars of the facts on which the Ancillary Scheme Creditor relies and identifies the legal basis for the Ancillary Claim and its quantum. If such memorandum is not supplied prior to the Bar Date, the relevant Ancillary Claim will, subject to Clause 4.1(c), be deemed to have been notified in an amount equal to the amount of the principal of, and interest that, as at the Record Date, has accrued and remains unpaid on, the Notes from which the Ancillary Claim arises.

Agreement of Scheme Claims

4.2	Each Scheme Creditor may submit either or both of a Known Scheme Claim and an Ancillary Claim, each in any amount. However, no Ancillary Claim may become an Agreed Scheme Claim for a value greater than the aggregate amount that has been validly notified to the Company in accordance with Clauses 4.1(c) and 4.1(d).

4.3	The value of Scheme Claims shall be determined as at the Record Date.

4.4	A Scheme Creditor shall have no right after the Bar Date to increase the amount of its Scheme Claim.

4.5	Known Scheme Claims shall automatically become Agreed Scheme Claims on the Effective Date.

4.6(a)	The value of each Scheme Creditor’s Agreed Scheme Claim shall be equal to that Scheme Creditor’s Total Amount. For these purposes, “Total Amount” means (i) in respect of a Scheme Creditor’s Known Scheme Claim, the aggregate in US Dollars of the Principal Amounts of each of the debts held by it listed in column 1 of the table set out below, each as multiplied by the multiplier of that Principal Amount set out in the relevant row of column 2 of the table set out below (which takes into account all amounts of interest and accreted amounts that have accrued and remain unpaid on such Scheme Claims (if any) and any conversion from Sterling into US Dollars at the Scheme Rate); and (ii) in respect of a Scheme Creditor’s Notified Ancillary Scheme Claim, the total amount of its Notified Ancillary Scheme Claim, as agreed by the Company or otherwise determined in accordance with the terms of this Scheme, if necessary, as converted from Sterling into US Dollars at the Scheme Rate.

Column 1 Debt	Column 2 Multiplier

Notes issued pursuant to an indenture dated 3 October 1995 between the Company and The Bank of New York as trustee relating to the 9.625 per cent. senior debentures due 2006	1.220

Notes issued pursuant to an indenture dated 19 February 1999 between the Company and The Bank of New York as trustee relating to the 5.25 per cent. senior convertible notes due 2007	1.818

Notes issued pursuant to an indenture dated 3 October 1995 between the Company and The Bank of New York as trustee relating to the 11 per cent. senior discount debentures due 2007	1.254

Notes issued pursuant to an indenture dated 9 November 1998 between the Company and The Bank of New York as trustee relating to the 11.25 per cent. senior notes due 2008	1.244

Notes issued pursuant to an indenture dated 15 April 1999 between the Company and The Bank of New York as trustee relating to the 9.25 per cent. dollar senior discount notes due 2009	1.004

Notes issued pursuant to an indenture dated 15 April 1999 between the Company and The Bank of New York as trustee relating to the 9.875 per cent. sterling senior discount notes due 2009	1.672

Notes issued pursuant to an indenture dated 25 January 2000 between the Company and The Bank of New York as trustee relating to the 9.875 per cent. dollar senior notes due 2010	1.184

Notes issued pursuant to an indenture dated 25 January 2000 between the Company and The Bank of New York as trustee relating to the 11.375 per cent. dollar senior discount notes due 2010	0.920

Notes issued pursuant to an indenture dated 25 January 2000 between the Company and The Bank of New York as trustee relating to the 9.875 per cent. sterling senior notes due 2010	1.971

Eurobell Notes	1.665

Jersey Notes (in respect of the Jersey Guarantee Liability)	1.113

Jersey Intercompany Debt	1.113

(b)	Any Scheme Claim which at the Record Date is not immediately due and payable but on the Company going into liquidation would, either automatically without further action by any party or by the issue of any notice by the relevant Scheme Creditor, be capable of being made legally and immediately due and payable, shall be treated for the purposes of calculating a Total Amount under this Scheme as immediately due and payable as at the Record Date (and hence not a debt payable at a future time).

4.7

(a)         Notified Ancillary Scheme Claims may be admitted or agreed by the Company either for the whole amount claimed or for part of that amount. The Company may reject a Notified Ancillary Scheme Claim in whole or in part if the Claim Form is not correctly completed or for any other reason whatsoever.

(b)	Notified Ancillary Scheme Claims which have not become Agreed Scheme Claims as at the Bar Date will remain Unresolved Claims unless and until they become Agreed Scheme Claims, are withdrawn or are conclusively rejected in whole or in part.

(c)	Ancillary Claims shall not be capable of becoming Agreed Scheme Claims (in accordance with the provisions of this Scheme) unless and until a duly completed Claim Form in respect of that Scheme Claim (or part thereof) has been received by the Company or the Escrow Agent. Notified Ancillary Scheme Creditors shall provide the Company and the Escrow Agent with such other information as they may reasonably require to enable the relevant Notified Ancillary Scheme Claim to be determined.

(d)	The Company may, at its sole discretion, send notice to any Notified Ancillary Scheme Creditor to require it to submit a duly completed Claim Form in respect of its Notified Ancillary Scheme Claim within 30 days of the date of such notice. If the relevant Notified Ancillary Scheme Creditor fails to submit a duly completed Claim Form within such 30 day period, the relevant Notified Ancillary Scheme Claim will automatically be deemed to have been irrevocably withdrawn.

(e)	If the Company rejects any Notified Ancillary Scheme Claim either in whole or in part, it shall prepare a written statement of its reasons for doing so and send this as soon as reasonably practicable to the relevant Notified Ancillary Scheme Creditor.

(f)	The Company shall endeavour to reach agreement with each Notified Ancillary Scheme Creditor as to the validity and amount of its Notified Ancillary Scheme Claim. Any Notified Ancillary Scheme Claim so agreed shall be treated as an Agreed Scheme Claim for the purposes of this Scheme.

(g)	Where more than one person seeks to assert an entitlement pursuant to this Scheme in respect of the same Notified Ancillary Scheme Claim (or part thereof), the Notified Ancillary Scheme Claim shall not become an Agreed Scheme Claim unless and until it shall have been determined to the Company’s reasonable satisfaction (or by the Independent Adjudicator in accordance with Clauses 4.8 to 4.11) who is entitled to the relevant Share Entitlement and in what proportions.

(h)	In the event that the validity of a Notified Ancillary Scheme Claim (or part thereof) and/or the amount of a Notified Ancillary Scheme Claim (as included in the relevant Claim Form) has not been agreed by the Company on or before the Adjudication Reference Date, the Company shall refer that Notified Ancillary Scheme Claim (or disputed part thereof) to an Independent Adjudicator as a Disputed Scheme Claim no later than 14 days thereafter, and send by Post to the Notified Ancillary Scheme Creditor concerned a notice to the effect that the Notified Ancillary Scheme Claim has become a Disputed Scheme Claim. Thereafter, the dispute between the Company and the Notified Ancillary Scheme Creditor concerned regarding the Notified Ancillary Scheme Claim will be determined by an Independent Adjudicator in accordance with Clauses 4.8 to 4.11.

Adjudication of Disputed Scheme Claims

4.8

(a)         Within 14 days of the first Adjudication Reference Date to occur in respect of a Disputed Scheme Claim, the Company shall request the LCIA to nominate a fit and proper person duly qualified to adjudicate on the points in issue therein who will be the Independent Adjudicator for the purposes of this Scheme.

(b)	The Independent Adjudicator nominated in accordance with Clause 4.8(a) shall act as Independent Adjudicator in respect of any further Disputed Scheme Claims in respect of which an Adjudication Reference Date has occurred, unless (i) he, the Company or the Notified Ancillary Scheme Creditor concerned notifies the LCIA that there is, or may be, a conflict of interest in relation to his appointment to determine such Disputed Scheme Claim; (ii) he considers and notifies the LCIA that, in his sole opinion, due to the work he is undertaking in respect of other Disputed Scheme Claims, he will be unable to adjudicate upon a particular Disputed Scheme Claim within two months from the date on which the Disputed Scheme Claim is referred to him by the Company; or (iii) he is otherwise unable to perform his duties as independent adjudicator by reason of his death, incapacity, dismissal or resignation (on the grounds of ill health or ceasing to be an adjudicator).

(c)	If the Independent Adjudicator appointed pursuant to Clause 4.8(a) is unable to adjudicate upon a Disputed Scheme Claim by reason of any circumstances described in Clause 4.8(b), the Company shall request the LCIA to, within 14 days of receiving notification in accordance with that Clause, appoint a further fit and proper person duly qualified to adjudicate on the points in issue therein to act as Independent Adjudicator in respect thereof.

4.9

(a)         The Company shall provide the Independent Adjudicator with copies of the correspondence between the parties and/or between Notified Ancillary Scheme Creditors relating to the validity of a Disputed Scheme Claim and/or the calculation of the quantum of a Disputed Scheme Claim and/or the relative entitlements of Notified Ancillary Scheme Creditors to a Disputed Scheme Claim and any other relevant documentation. The Independent Adjudicator shall be entitled to call for copies of any further documentation he considers necessary to assist him to reach a conclusion on the issue and the Company and the Notified Ancillary Scheme Creditor concerned (as appropriate) shall co-operate in providing such information.

(b)	In relation to any matter which is referred to the Independent Adjudicator, the Independent Adjudicator shall consider the papers and documents before him and shall, within 14 days of receipt of the records and information referred to in Clause 4.9(a), send a notice to the person concerned stating whether the Independent Adjudicator requires:

(i)	further documents, data or information from the Notified Ancillary Scheme Creditor or the Company, in which case the relevant person or persons shall within 14 days after receipt of such request provide the Independent Adjudicator with the required documents, data or information; and/or

(ii)	the Notified Ancillary Scheme Creditor (or his duly authorised representative) or the Company (or its duly authorised representative) to appear before him and address him on any matters he shall determine, in which case the Notified Ancillary Scheme Creditor (or his duly authorised representative) or the Company (or its duly authorised representative), as appropriate, shall be at liberty to so appear on such date and at such place as the Independent Adjudicator shall prescribe.

(c)	If the Independent Adjudicator requires a party (or his representative) to appear before him pursuant to Clause 4.9(b)(ii), he shall also give notice of this request to the other party and make arrangements to allow that other party to appear before him to respond to the evidence brought by such party, if desired by the other party, on such date and at such place as the Independent Adjudicator shall prescribe.

(d)	If the Independent Adjudicator requires the parties to appear before him pursuant to Clause 4.9(b)(ii), the Independent Adjudicator shall be entitled to prescribe and lay down such procedures or provisions as he in his absolute discretion deems appropriate for the purposes of assisting him in reaching his decision, and the Independent Adjudicator shall be entitled to call for such evidence, documents, data and information as he may require.

(e)	The Independent Adjudicator shall be entitled to consult with such advisers, including legal advisers and experts, as he may deem appropriate and, for the avoidance of doubt, all costs, charges and expenses of such advisers shall be paid in accordance with Clause 4.10.

(f)	If, after 14 days of the request for further information pursuant to Clause 4.9(b)(i), none has been provided or, after 14 days of the request for a person to appear before him pursuant to Clause

4.9(b)(ii), the person concerned fails to appear before the Independent Adjudicator, then the Independent Adjudicator shall make such determination as he sees fit on the basis of information then available to him.

(g)	In the event that a Jersey Notified Ancillary Scheme Creditor (as defined in the Jersey Scheme) has a Jersey Disputed Scheme Claim (as defined in the Jersey Scheme) that is in any way connected with or arises out of a Disputed Scheme Claim in this Scheme, such Jersey Disputed Scheme Claim and Disputed Scheme Claim shall be referred to and determined by the same Independent Adjudicator. In such circumstances, the Independent Adjudicator shall also include in his determination a direction as to which company should bear which proportions of the Liability (if any).

(h)	In adjudicating on any Disputed Scheme Claim being referred to him, the Independent Adjudicator shall act as an expert and not as an arbitrator.

(i)	Upon any Disputed Scheme Claim being referred to the Independent Adjudicator in accordance with Clause 4.7(h), the Independent Adjudicator shall use his best endeavours to, on or before the expiration of two months from the date on which such claim was referred to him by the Company, certify in writing by Post to the Notified Ancillary Scheme Creditor and the Company his determination in respect of the dispute concerning the Disputed Scheme Claim. If the Independent Adjudicator requires an extension of time in making his determination, he may, with the consent of the Company (such consent not to be unreasonably withheld), extend the said period by such amount of time as he and the Company shall agree.

(j)	Each determination made by the Independent Adjudicator pursuant to this Clause 4.9 shall state the amount of the Disputed Scheme Claim that should be rejected (if any) and the Total Amount of the Disputed Scheme Claim that should be admitted by the Company as an Agreed Scheme Claim (if any).

4.10

(a)         On the production of a certificate (in accordance with Clause 4.9(i)) in relation to a Disputed Scheme Claim, the Independent Adjudicator may make such directions in respect of payment of his remuneration and in respect of the costs, charges and expenses incurred by him, the Company or the relevant Notified Ancillary Scheme Creditor as he shall think just. In particular, but without limitation, one party may be directed to pay the remuneration and costs, charges and expenses of another party if, in the opinion of the Independent Adjudicator, any such party has made a claim, relied on a defence or otherwise howsoever conducted himself in relation to the adjudication in a manner which is frivolous, vexatious, or had no reasonable prospect of success.

(b)	If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by the Company, the same shall forthwith be paid in full by the Company.

(c)	If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by a Notified Ancillary Scheme Creditor, the same shall forthwith be paid in full by such party and, if not so paid, then, for the purposes of determining whether such party is entitled to participate in any distribution under this Scheme, New Shares to which the relevant Notified Ancillary Scheme Creditor would otherwise have been entitled shall be sold, by the Escrow Agent, on the Open Market, to the extent necessary to meet such remuneration, costs, charges and expenses, and the Net Proceeds of Sale of such sale required to meet such liability shall be transferred to the relevant party and the relevant Notified Ancillary Scheme Creditor’s Share Entitlement shall thereafter be reduced accordingly. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, shall be at the Escrow Agent’s sole discretion and the Escrow Agent shall not have any Liability for any loss or alleged loss arising from such a sale.

(d)	Subject to any directions which may be given by the Independent Adjudicator in accordance with this Clause 4.10, the Company shall pay all reasonable costs, charges and expenses incurred by the Independent Adjudicator in the course of exercising and performing his powers, duties and functions under this Scheme.

4.11	(a) The Independent Adjudicator’s determination of the issue shall, to the extent permitted by law, be final and binding on the Company and the Notified Ancillary Scheme Creditor concerned.

(b)	For the avoidance of doubt, to the extent permitted by law, there shall be no right of appeal from a decision of the Independent Adjudicator.

(c)	The Independent Adjudicator is not liable for anything done or omitted in the discharge or purported discharge of his functions as the Independent Adjudicator and there shall be no right to make any claim against the Independent Adjudicator in respect thereof unless the act or omission is shown to have been in bad faith. This applies to an employee or agent of the Independent Adjudicator as it applies to the Independent Adjudicator himself.

(d)	Once a Disputed Scheme Claim, or part thereof, has been referred to the Independent Adjudicator for adjudication, and pending the determination of the Independent Adjudicator, the Company shall not treat the Disputed Scheme Claim (or the relevant part thereof) as an Agreed Scheme Claim. To the extent that the Independent Adjudicator in accordance with the provisions of Clause 4.9 determines the validity and the Total Amount of a Disputed Scheme Claim (or the relevant part thereof), that amount (if any) shall be treated as an Agreed Scheme Claim for the purposes of this Scheme.

Scheme Creditors’ Share Entitlement

Initial Distribution

4.12	Each Agreed Scheme Creditor will be entitled to receive an Initial Distribution, being a number of New Shares equal to:

X	x Z
Y

Where:

X	equals its Total Amount;

Y	equals the total aggregate amount of the Agreed Scheme Claims as at the Bar Date plus the total aggregate notified amount of all Disputed Scheme Claims and Unresolved Claims as at the Bar Date; and

Z	equals, subject to Clause 4.31, 241,325,000 New Shares, being the number of New Shares representing 98.5 per cent. of the New Shares.

4.13	Known Scheme Creditors will be entitled to receive their Initial Distribution in respect of their Known Scheme Claims as soon as is reasonably practicable after the Bar Date. Notified Ancillary Scheme Creditors will be entitled to receive their Initial Distribution in respect of their Notified Ancillary Scheme Claims as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date on which their Notified Ancillary Scheme Claims become Agreed Scheme Claims. A Scheme Creditor that has both a Known Scheme Claim and a Notified Ancillary Scheme Claim shall be entitled to receive an Initial Distribution in respect of its Known Scheme Claim as soon as is reasonably practicable after the Bar Date and an Initial Distribution in respect of its Notified Ancillary Scheme Claim as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date such claim becomes an Agreed Scheme Claim.

4.14	Pending Unresolved Claims and Disputed Scheme Claims becoming Agreed Scheme Claims (or otherwise being conclusively determined in accordance with the terms of this Scheme), the Escrow Agent shall retain New Shares applicable to such claims in escrow. In the event that an Unresolved Claim or Disputed Scheme Claim becomes an Agreed Scheme Claim for an amount less than the amount of such claim notified to the Company or to the Escrow Agent, in accordance with Clause 4.1, prior to the Bar Date but not rejected, in whole or in part, prior to the Bar Date, the New Shares held by the Escrow Agent in respect of such Unresolved Claim or such Disputed Scheme Claim attributable to the amount of such difference shall be retained by the Escrow Agent in escrow for distribution in accordance with Clauses 4.16 and 4.17.

4.15	In determining a Scheme Creditor’s entitlement to an Initial Distribution under this Scheme, fractions of New Shares shall be disregarded and not transferred to the relevant Scheme Creditor. The fractional entitlements to which each Scheme Creditor would have been entitled shall be aggregated and retained by the Escrow Agent in escrow for distribution in accordance with Clauses 4.16 and 4.17.

Final Distribution

4.16	To the extent that any New Shares or cash remain in escrow after:

(i)	all Unresolved Claims and Disputed Scheme Claims have become Agreed Scheme Claims, and Scheme Creditors have received their Initial Share Entitlements in respect thereof, or such claims have been conclusively rejected or have been withdrawn; and

(ii)	the Escrow Agent has transferred all the New Shares required pursuant to the Initial Distribution,

the Escrow Agent shall transfer all the remaining New Shares and cash that the Escrow Agent holds in escrow to each of the Scheme Creditors with Agreed Scheme Claims pro rata to the amount of their Agreed Scheme Claims.

4.17	Fractional entitlements of all Scheme Creditors entitled to a distribution under Clause 4.16 shall not be transferred to Scheme Creditors in the Final Distribution. The fractional entitlements of all Scheme Creditors will be aggregated and sold on the Open Market by the Escrow Agent on behalf of Scheme Creditors. The Net Proceeds of Sale of such sale of New Shares will be paid to the NSPCC.

Method of distribution; full and final settlement of Scheme Claims

4.18	On the Effective Date, New Telewest shall issue the New Shares to the Escrow Agent to satisfy all of the Company’s obligations to Scheme Creditors under this Scheme.

4.19	Immediately following the Effective Date, Re-globalisation will occur. Re-globalisation shall not create any new debt, liability or obligation on the part of the Company and is solely for the purpose of distributing the New Shares. Immediately following the Initial Distribution of the New Shares to Bondholders, the Notes shall be cancelled and removed from the Clearing Systems.

4.20	Following Re-globalisation, in order to make the Initial Distribution and the Final Distribution, if any, to Bondholders, the Escrow Agent shall in each case aggregate the total number of New Shares attributable to each issue of Notes (other than the Eurobell Notes and any Notes still held in definitive form) and the Jersey Notes and shall transfer such New Shares into DTC with instructions that DTC distribute such New Shares in the relevant proportions to the Holders of each issue of Notes (other than the Eurobell Notes and any Notes still held in definitive form) and the Jersey Notes, all as more particularly described in the Escrow Agent Agreement.

4.21	Each Bondholder and the Depositary agrees that the transfer of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) to DTC in the manner described at Clause 4.20 shall constitute full and final settlement of the Company’s obligations to it under this Scheme.

4.22	In order to make the Initial Distribution and the Final Distribution, if any, to Telewest Jersey, the Escrow Agent shall in each case transfer the relevant number of New Shares to a separate DTC account in Telewest Jersey’s name for distribution in accordance with the Jersey Scheme.

4.23	Telewest Jersey agrees that the transfer of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) in the manner described in Clause 4.22 shall constitute full and final settlement of the Company’s obligations to it under this Scheme.

4.24	A Holder of the Eurobell Notes or a Holder of any Notes still held in definitive form following Re-globalisation or a Notified Ancillary Scheme Creditor with an Agreed Scheme Claim who requires its Share Entitlement under the Initial Distribution and the Final Distribution, if any, (or part thereof) to be transferred to a Nominated Recipient or credited to a Designated DTC Account shall make such a designation (each an Account Designation) in a Claim Form. In order to make the Initial Distribution and the Final Distribution, if any, to each Holder of the Eurobell Notes, each Holder of any Notes still held in definitive form following Re-globalisation and each such Notified Ancillary Scheme Creditor with an Agreed Scheme Claim, the Escrow Agent shall transfer the relevant number of New Shares in accordance with the Account Designation or other delivery instructions contained in the relevant Claim Form.

4.25	Each Holder of the Eurobell Notes, each Holder of any Notes still held in definitive form following Re-globalisation and each Notified Ancillary Scheme Creditor agrees that the transfer to it, or transfer in accordance with the instructions given by it in a Claim Form, of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) shall constitute full and final settlement of the Company’s obligations to it under this Scheme.

4.26	The Company may, at its sole discretion, send notice to any Holder of a Eurobell Note to require it to submit a duly completed Claim Form in respect of its Scheme Claim arising under such Eurobell Note. If a Holder of Eurobell Notes does not complete a Claim Form within 30 days of such notice or does not complete it correctly, or if a Claim Form does not include an Account Designation in respect of the relevant New Shares, or if the operators of DTC are unable or unwilling to provide clearing facilities in respect of the relevant New Shares, or if for any other reason the Company so wishes, the obligations of the Company to transfer (or procure the transfer of) such New Shares to a Holder of Eurobell Notes shall be discharged by the transfer of New Shares to the last known address of the relevant Holder of the Eurobell Note or its Nominated Recipient (as appropriate) in certificated form.

4.27	If, for any reason, a Scheme Creditor with a Share Entitlement, other than a Bondholder in respect of its Known Scheme Claim, does not wish to, or is unable to, hold the New Shares to which it is entitled, it may direct the Escrow Agent to sell its Share Entitlement on the Open Market and account to such Scheme Creditor for the Net Proceeds of Sale thereof. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent’s sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, the Company nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

4.28	New Shares will not be distributed to a Scheme Creditor or a Scheme Creditor’s Nominated Recipient in jurisdictions, other than the US and the UK, where such distributions would, or might, in the opinion of the Escrow Agent (subject to the prior consent of the Company), be unduly onerous or where the Company directs the Escrow Agent that such distribution would, or might, be prohibited by any relevant law. Instead, a Scheme Creditor or a Scheme Creditor’s Nominated Recipient in such a jurisdiction will be entitled to receive the Net Proceeds of Sale of the New Shares to which it would otherwise be entitled. The Escrow Agent, if directed by the Company, will sell, or procure the sale of, such New Shares on the Open Market and will remit the Net Proceeds of Sale in respect of such New Shares by cheque in US Dollars to the relevant Scheme Creditor or Scheme Creditor’s Nominated Recipient in full satisfaction of the relevant Scheme Creditor’s rights under this Scheme. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent’s sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, the Company nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

4.29	To the extent that any Ancillary Scheme Creditor transfers or assigns all or part of its Agreed Scheme Claim after the Record Date, the transfer of the Ancillary Scheme Creditor’s Share Entitlement by or on behalf of the Company to the Ancillary Scheme Creditor or its Nominated Recipient named in any Claim Form, or to DTC in accordance with an Account Designation given in any Claim Form submitted by such Ancillary Scheme Creditor, or to any assignee or transferee recognised by the Company in accordance with Clause 3.7(a), shall be effective to discharge and extinguish any Liabilities as at the Effective Date or thereafter of the Company to any transferee or assignee of such Agreed Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Agreed Scheme Claim.

4.30	No Scheme Creditor shall have any entitlement to any distribution of New Shares, cash or otherwise, other than in accordance with Clauses 4.12 to 4.29 inclusive.

4.31	If the board of directors of New Telewest determines that the number of New Shares outstanding immediately after the Effective Date would be too large, such that the New Shares may trade at a price below the US$5 per share minimum required by Nasdaq, New Telewest may, by agreement with the Company, reduce the total number of New Shares to be distributed pursuant to this Scheme, provided that the aggregate number of New Shares distributed to the Scheme Creditors pursuant to this Scheme shall, at the Effective Date, represent 98.5 per cent. of the New Shares.

5	ESCROW AGENT ARRANGEMENT

Consent to escrow arrangements

5.1	Each Scheme Creditor agrees to the New Shares being issued to the Escrow Agent on the Effective Date (or as soon as reasonably practicable thereafter) pursuant to this Scheme, and being held in escrow by the Escrow Agent in accordance with the Escrow Agent Agreement.

Escrow Agent Agreement

5.2	Prior to the Effective Date, the Company, Telewest Jersey, Telewest UK and New Telewest will enter into an agreement with the Escrow Agent, setting out the terms on which the Escrow Agent will hold New Shares on behalf of Notified Scheme Creditors (to the extent that their Notified Scheme Claims become Agreed Scheme Claims) and Shareholders. The Escrow Agent Agreement will include provisions to the following effect:

(a)	New Shares and any cash held by the Escrow Agent pursuant to this Scheme applicable to Shareholders or Notified Scheme Claims will be held by the Escrow Agent on bare trust absolutely for the relevant Shareholders and/or Notified Scheme Creditors (to the extent that their Notified Scheme Claims become Agreed Scheme Claims). The Escrow Agent shall at no time whatsoever either present or future have any beneficial interest in the New Shares or any cash held by it pursuant to this Scheme.

(b)	Any dividends paid on any New Shares held in escrow by the Escrow Agent, or any other payment whatsoever made in respect of the New Shares held in escrow by the Escrow Agent, shall be paid to and received by the Escrow Agent as follows:

(i)	in the case of New Shares relating to Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Agreed Scheme Creditor and to pay such amounts on to that Agreed Scheme Creditor or to that Scheme Creditor’s Designated DTC Account and/or that Agreed Scheme Creditor’s Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Agreed Scheme Creditor; and

(ii)	in the case of New Shares relating to Notified Scheme Claims that do not, at the time such dividend is paid or other payment is made, constitute Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Notified Scheme Creditor until the receipt of a valid Distribution Notice. On receipt of a valid Distribution Notice, the Escrow Agent shall pay such amounts to the relevant Notified Scheme Creditor or that Notified Scheme Creditor’s Designated DTC Account and/or that Notified Scheme Creditor’s Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Notified Scheme Creditor; and

(iii)	in the case of New Shares which the Shareholders will receive under this Scheme, to be held on bare trust absolutely for the relevant Shareholder and the Escrow Agent shall pay such amounts, together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Shareholder, to the Registrar for onward transmission to the relevant Shareholder.

(c)	The Escrow Agent shall be under no obligation to exercise any of the voting rights attaching to any New Shares held in escrow or exercise any other right whatsoever in respect of the New Shares (save as may be required by law).

(d)	The Escrow Agent’s liabilities shall be limited to those set out in the Escrow Agent Agreement.

Sale and termination

5.3	On the Termination Date (or, to the extent that any Notified Scheme Claims are at that time in the process of being determined by the Independent Adjudicator, on the date of final determination of such Notified Scheme Claims by the Independent Adjudicator), any New Shares remaining in escrow and not attributable to any Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, shall be sold by the Escrow Agent on the Open Market and the Net Proceeds of Sale of such New Shares and any cash remaining in escrow and not attributable to any Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, shall be transferred by the Escrow Agent to the NSPCC.

6	GENERAL SCHEME PROVISIONS

Costs

6.1	Subject to Clause 4.10, the Company will pay in full all costs, charges, expenses and disbursements incurred by it in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including, but not limited to, the costs of holding the Meeting, the costs of obtaining the sanction of the High Court and the costs of placing the notices required by this Scheme.

Modifications of the Scheme

6.2	The Company may, at any hearing to sanction this Scheme, consent on behalf of all Scheme Creditors to any modification of this Scheme or any terms or conditions that the High Court may think fit to approve or impose.

Payments on days other than a Business Day

6.3	If any sum is due or obligation is to be performed under the terms of this Scheme on a date other than a Business Day, the relevant payment shall be made, or obligation performed, on the next Business Day.

Notice

6.4

(a)         Any notice or other written communication to be given under or in relation to this Scheme shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by Post, and by air mail where it is addressed to a different country from that in which it is posted, to:

(i)	in the case of the Company, its registered office, marked for the attention of the company secretary;

(ii)	in the case of a Scheme Creditor, its last known address according to the Company (which may be the address given by such Scheme Creditor in a Claim Form lodged in connection with this Scheme) or, at the Company’s sole discretion, to the Noteholders’ Trustee or Jersey Noteholders’ Trustee; and

(iii)	in the case of any other person, any address set forth for that person in any agreement entered into, or Claim Form lodged, in connection with this Scheme.

(b)	Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

(i)	if delivered by hand, on the first Business Day following delivery; and

(ii)	if sent by Post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting.

(c)	In proving service, it shall be sufficient proof, in the case of a notice sent by Post, that the envelope was properly stamped, addressed and placed in the Post.

(d)	The accidental omission to send any notice, written communication or other document in accordance with this Clause 6.4, or the non-receipt of any such notice by any Scheme Creditor, shall not affect the provisions of this Scheme.

Allocation of New Shares

6.5	Without prejudice to the effect of the compromise effected by Clause 3.1, New Shares received by Scheme Creditors shall be allocated pro rata in respect of all Agreed Scheme Claims.

Future Liquidation

6.6	In the event that the Company enters into liquidation, the Company’s obligations under this Scheme will continue to be performed by the Company in liquidation. However, to the extent that the Liquidators wish to close the liquidation whilst the obligations of the Company under this Scheme remain to be performed, Telewest UK has agreed to undertake to perform such obligations in the place of the Company provided always that such obligations do not involve the exercise of discretion on behalf of Telewest UK and, as such, are wholly of a mechanical nature, or, to the extent that such obligations would involve the exercise of discretion on behalf of Telewest UK, that the Liquidators set out detailed and comprehensive instructions to Telewest UK as to how that discretion should be exercised. In no event, however, shall Telewest UK be obliged to perform any such obligation to the extent that it would, or may be likely to, prevent qualification of the Financial Restructuring as a tax-free reorganisation for US federal income tax purposes.

6.7	This Scheme shall be unaffected by any liquidation of the Company and shall, in these circumstances, continue according to its terms.

Governing law and jurisdiction

6.8	This Scheme shall be governed by, and construed in accordance with, the laws of England and Wales and the Scheme Creditors hereby agree that the High Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of this Scheme, or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and, for such purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the High Court, provided, however, that nothing in this Clause 6.8 shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of its Scheme Creditors, whether contained in any contract or otherwise.

6.9	This Scheme shall take effect subject to any prohibition or condition imposed by law.

APPENDIX 1: FORM OF DEED OF RELEASE

•• 2004

TELEWEST COMMUNICATIONS PLC

TELEWEST FINANCE (JERSEY) LIMITED

THE SCHEME CREDITORS

as defined herein

and

THE JERSEY SCHEME CREDITORS

as defined herein

DEED OF RELEASE

THIS DEED is made the day of •• 2004

BETWEEN:

(1)	TELEWEST COMMUNICATIONS PLC, a company incorporated in England and Wales under registered number 2983307 whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the Company);

(2)	TELEWEST FINANCE (JERSEY) LIMITED, a company incorporated in Jersey under registered number 77278 whose registered office is at Whiteley Chambers, Don Street, St Helier, Jersey JE4 9WG (Telewest Jersey);

(3)	THE SCHEME CREDITORS as defined herein acting by the Company pursuant to the authority conferred upon the Company by the Scheme Creditors under Clause 3.8 of the Scheme, as defined herein; and

(4)	THE JERSEY SCHEME CREDITORS as defined herein acting by Telewest Jersey pursuant to the authority conferred upon Telewest Jersey by the Jersey Scheme Creditors under Clause 3.5 of the Jersey Scheme, as defined herein.

WHEREAS:

(A) Pursuant to the terms of the Scheme and the Jersey Scheme, each Scheme Creditor and Jersey Scheme Creditor has authorised the Company and Telewest Jersey respectively to enter into and execute and deliver this Deed on its behalf.

(B) The parties hereto have agreed to enter into and execute and deliver this Deed on the terms set out below.

NOW IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

Act means the Companies Act 1985, as amended;

Advisers means (i) Baker Botts LLP; (ii) Cadwalader Wickersham & Taft LLP; (iii) Citigroup Global Markets Limited; (iv) Freshfields Bruckhaus Deringer; (v) Fried Frank Harris Shriver & Jacobson LLP; (vi) Gleacher Shacklock Limited; (vii) Jones Day; (viii) KPMG LLP; (ix) Ogier & Le Masurier; (x) Proskauer Rose LLP; (xi) UBS Securities, LLC; and (xii) Weil, Gotshal & Manges;

Affiliates means TCN and Telewest Jersey;

Bondholder means a person with the ultimate economic interest in any of the Notes (other than the Eurobell Notes);

Bondholder Committee means the ad hoc committee from time to time of certain Bondholders, as at 26 April 2004 consisting of Angelo Gordon & Co, L.P.; Franklin Mutual Advisors, LLC; Fidelity Management & Research Co.; Goldentree Asset Management, LP; Oaktree Capital Management LLC; and OZ Management LLC;

Claim or Claims means all and any actions, claims, demands or rights whatsoever or howsoever arising, whether present, future, prospective or contingent, whether or not for a fixed or unliquidated amount, whether or not involving the payment of money or the performance of an act or obligation, whether arising at common law, in equity or by statute in England and Wales or in any other jurisdiction or in any other manner whatsoever;

Company Indentures means each of (a) the Indenture dated as of 3 October 1995 between the Company and the Indenture Trustee relating to the 9.625 per cent. senior debentures due 2006 of the Company; (b) the Indenture dated as of 19 February 1999 between the Company and the Indenture Trustee relating to the 5.25 per cent. senior convertible notes due 2007 of the Company; (c) the Indenture dated as of 3 October 1995 between the Company and the Indenture Trustee relating to the 11 per cent. senior discount debentures due 2007 of the Company; (d) the Indenture dated as of 9 November 1998 between the Company and the Indenture Trustee relating to the 11.25 per cent. senior notes due 2008 of the Company; (e) the Indenture dated as of 15 April 1999 between the Company and the Indenture Trustee relating to the 9.25 per cent. dollar senior discount notes due 2009 and the 9.875 per cent. sterling senior discount notes due 2009 of the Company; and (f) the Indenture dated as of 25 January 2000 between the Company and the Indenture Trustee relating to the 9.875 per cent. dollar senior notes due 2010, the 11.375 per cent. dollar senior discount notes due 2010 and the 9.875 per cent. sterling senior notes due 2010 of the Company and, in each case, as thereafter amended, revised or supplemented from time to time;

Company Notes means each of the Eurobell Notes and each and every note in issue from time to time under any series of notes issued by the Company pursuant to the terms of any of the Company Indentures;

Company Order means the order of the Court sanctioning the Scheme;

Court means the High Court of Justice in England and Wales;

Definitive Holder means the registered holder of a Note (other than a Eurobell Note) in definitive registered form that became a definitive registered holder of such Note pursuant to the mechanics for voting described in the Scheme;

Depositary means Citibank (Channel Islands) Limited in respect of the Telewest Convertible Notes and The Bank of New York in respect of all of the other Notes (other than the Eurobell Notes), each in its capacity as book-entry depositary for the relevant Notes and, in each case, any successor thereto;

Directors and Former Directors means any person who is, or who has been at any time since 13 May 2002, a director of the Company, the Affiliates, Liberty Media, Telewest UK or New Telewest;

Effective Date means, in relation to the Scheme, the date upon which an office copy of the Company Order is delivered to the Registrar of Companies for registration and, in relation to the Jersey Scheme, the date upon which the Jersey UK Order is delivered to the Registrar of Companies for registration and the Jersey Order is delivered to the Jersey Registrar of Companies for registration;

Eurobell Notes means the 5 per cent. accreting convertible notes issued by the Company on 1 November 2000 with an Initial Principal Amount (as defined therein) of £220,000,000, on 15 January 2001 with an Initial Principal Amount (as defined therein) of £30,000,000 and on 2 April 2001 with an Initial Principal Amount (as defined therein) of £3,500,000 as, in each case, cancelled and reissued on 30 May 2003;

Financial Restructuring means the proposed overall restructuring and compromise of certain of the debts and other financial obligations of the Company, Telewest Jersey and TCN pursuant to, inter alia, the Scheme, the Jersey Scheme and the restructuring of the obligations owed under the Senior Secured Credit Facility Agreement to the Senior Lenders (as defined therein) and associated documentation;

Group means, prior to the Effective Date, the Company and its subsidiaries and subsidiary and associated undertakings and, following the Effective Date, New Telewest and its subsidiaries and subsidiary and associated undertakings;

Indenture Trustee means Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the Indentures;

Indentures means the Company Indentures and the Jersey Indenture, and each of them;

Jersey Companies Law means the Companies (Jersey) Law 1991, as amended;

Jersey Court means the Royal Court of Jersey;

Jersey Indenture means the Indenture dated 7 July 2000 between Telewest Jersey (as issuer), the Company (as guarantor) and the Indenture Trustee relating to the 6 per cent. senior convertible notes due 2005 of Telewest Jersey, as amended, revised or supplemented from time to time;

Jersey Intercompany Debt means the debt in the principal amount of US$500,000,000 owing to Telewest Jersey by the Company pursuant to an agreement between Telewest Jersey and the Company dated 7 July 2000 as amended, revised or supplemented from time to time;

Jersey Notes means each and every note in issue from time to time under any series of notes issued by Telewest Jersey pursuant to the terms of the Jersey Indenture;

Jersey Order means the act issued by the Jersey Court which sanctions the Jersey Scheme;

Jersey Registrar of Companies means the registrar of companies within the meaning of the Jersey Companies Law;

Jersey Scheme means the scheme of arrangement under section 425 of the Act, and the scheme of arrangement under article 125 of the Jersey Companies Law, between Telewest Jersey and the Jersey Scheme Creditors and sanctioned by the Court and the Jersey Court;

Jersey Scheme Claim means any claim in respect of any Liability of Telewest Jersey to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of Telewest Jersey in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date or after that date by reason of a Liability of Telewest Jersey incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

Jersey Scheme Creditors means a creditor of Telewest Jersey in respect of a Jersey Scheme Claim including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Jersey Note in definitive registered form and any person who becomes a Definitive Holder by virtue of an exchange of an interest in Jersey Notes held by or on behalf of that person on the Record Date for a Jersey Note in definitive registered form in that person’s name;

Jersey UK Order means the order of the Court which sanctions the Jersey Scheme;

Liability or Liabilities means any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales, Jersey or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises under a contract which is void or, being voidable, has been duly avoided;

Liberty Media means Liberty Media Corporation, a Delaware corporation;

New Shares means 245,000,000 new shares of common stock, par value $0.01 per share, of New Telewest, or such other number of New Shares representing 100 per cent. (less one share) of the issued share capital of New Telewest as is authorised pursuant to the Scheme;

New Telewest means Telewest Global, Inc., a Delaware corporation;

Notes means the Company Notes and the Jersey Notes and any of them, as the context requires;

Record Date means 30 April 2004;

Registrar of Companies means the registrar of companies within the meaning of the Act;

Released Parties means (i) Neil Smith; (ii) John Malone; (iii) Liberty TWSTY Bonds, Inc.; (iv) Liberty Media International, Inc.; (v) Liberty UK Holdings, Inc.; (vi) Liberty UK, Inc.; (vii) IDT Corporation; (viii) IDT Venture Capital, Inc.; (ix) IDT UK Cable Inc. (formerly known as Microsoft UK Cable, Inc.); (x) IDT Cable Partnership Holdings, Inc. (formerly known as Microsoft Cable Partnership Holdings, Inc.); (xi) Liberty Flex Holdings; (xii) Liberty TWSTY Holdings, Inc.; (xiii) Liberty International B-LL-C; and (xiv) Microsoft Corporation;

Scheme means the scheme of arrangement under section 425 of the Act between the Company and the Scheme Creditors and sanctioned by the Court;

Scheme Claim means any claim in respect of any Liability of the Company to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Company Indentures, the Company Notes, the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of the Company in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date or after that date by reason of a Liability of the Company incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

Scheme Creditors means a creditor of the Company in respect of a Scheme Claim including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Company Note or Jersey Note (other than a Eurobell Note) in definitive registered form and any person who becomes a Definitive Holder by virtue of an exchange of an interest in the Notes held by or on behalf of that person on the Record Date for a Note in definitive registered form in that person’s name;

Senior Secured Credit Facility Agreement means the agreement dated 16 March 2001 for credit facilities of £2 billion together with an institutional facility of up to £250 million made between, inter alia, TCN and the Senior Lenders (as defined therein);

TCN means Telewest Communications Networks Limited, a company incorporated in England and Wales with registered number 3071086;

Telewest Convertible Notes means the 5.25 per cent. senior convertible notes due 2007 of the Company;

Telewest UK means Telewest UK Limited, a company incorporated in England and Wales with registered number 4925679; and

W. R. Huff means W. R. Huff Asset Management Co., L.L.C.

1.2	In this Deed, unless the context otherwise requires or expressly provides:

(a)	references to any clause, without further designation, shall be construed as a reference to the clause of this Deed so numbered;

(b)	section headings and the front cover of this Deed are for convenience only and shall not be taken into account in the interpretation of this Deed;

(c)	reference to any act, statute or statutory provision shall include a reference to that provision as amended, re-enacted or replaced from time to time whether before or after the date of this Deed and any former statutory provision replaced (with or without modification) by the provision referred to;

(d)	words importing the plural shall include the singular and vice versa; and

(e)	reference to a person includes a reference to any body corporate, unincorporated association or partnership and to that person’s legal personal representatives or successors.

2.	WAIVER, RELEASE AND CONFIRMATION

2.1	The Scheme Creditors and the Jersey Scheme Creditors hereby irrevocably and unconditionally waive, on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date, in each case to the extent permitted as a matter of law, each and every Claim which they or any of them have, or may have, against any or all of:

(a)	the Company;

(b)	the Affiliates;

(c)	New Telewest;

(d)	Telewest UK;

(e)	the Directors and Former Directors;

(f)	the Released Parties;

(g)	the Bondholder Committee;

(h)	W.R. Huff;

(i)	Liberty Media;

(j)	the Indenture Trustee; and

(k)	the Advisers,

in relation to or arising out of or in connection with the Notes, the Company Indentures, the Jersey Indenture, the Jersey Guarantee Liability and the Jersey Intercompany Debt and/or the implementation of the Scheme, the Jersey Scheme and/or the Financial Restructuring.

2.2	The Scheme Creditors and the Jersey Scheme Creditors hereby irrevocably and unconditionally release on their own behalf and on behalf of any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date, in each case to the extent permitted as a matter of law, each and all of:

(a)	the Company;

(b)	the Affiliates;

(c)	New Telewest;

(d)	Telewest UK;

(e)	the Directors and Former Directors;

(f)	the Released Parties;

(g)	the Bondholder Committee;

(h)	W.R. Huff;

(i)	Liberty Media;

(j)	the Indenture Trustee; and

(k)	the Advisers,

from each and every Liability which they or any of them may have to a Scheme Creditor, a Jersey Scheme Creditor or any person to whom they may have transferred their Scheme Claims or Jersey Scheme Claims after the Record Date in relation to, in connection with or in any way arising out of the Notes or otherwise by virtue of such a person’s holding of Notes, the Company Indentures, the Jersey Indenture, the Jersey Guarantee Liability, the Jersey Intercompany Debt and/or the implementation of the Scheme, the Jersey Scheme and/or the Financial Restructuring.

2.3	The Scheme Creditors and the Jersey Scheme Creditors hereby acknowledge that their right to receive New Shares in accordance with the provisions of the Scheme and/or the Jersey Scheme is accepted in full and final settlement of all Claims and Liabilities waived and released pursuant to this Deed.

3.	FURTHER ASSURANCE

Each party shall at its own cost do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power to give effect to this Deed.

4.	CONFLICT

This Deed is expressly intended to supplement the obligations set out in the Scheme and the Jersey Scheme in relation to the releases to be given thereunder. If at any time there shall be any conflict between the provisions of this Deed and the provisions of the Scheme or the Jersey Scheme, the provisions of the Scheme and/or the Jersey Scheme shall prevail.

5.	THIRD PARTIES

Subject to the Company, the Affiliates, the Directors and Former Directors, the Released Parties, the Bondholder Committee, W. R. Huff, Liberty Media, Telewest UK, New Telewest, the Indenture Trustee and the Advisers being able to enforce the waivers and releases in Clauses 2.1 and 2.2 respectively, a person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

6.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

IN WITNESS of which this Deed has been duly executed and delivered on the date first appearing on this Deed.

SIGNED and DELIVERED as                                                          )

a deed by and on its own behalf                                                          )

by TELEWEST COMMUNICATIONS PLC                                )

SIGNED and DELIVERED as                                                          )

a deed by and on its own behalf                                                          )

by TELEWEST FINANCE (JERSEY) LIMITED                        )

SIGNED and DELIVERED as                                                          )

a deed by each Scheme Creditor by its                                                )

duly appointed agent                                                                            )

SIGNED and DELIVERED as                                                          )

a deed by each Jersey Scheme Creditor                                               )

by its duly appointed agent                                                                  )

APPENDIX 2: FORM OF CLAIM FORM FOR TELEWEST SCHEME

SCHEME OF ARRANGEMENT

UNDER SECTION 425 OF THE COMPANIES ACT 1985

in respect of

TELEWEST COMMUNICATIONS PLC

CLAIM FORM

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

THIS CLAIM FORM IS TO BE COMPLETED BY ALL TELEWEST SCHEME CREDITORS OTHER THAN BONDHOLDERS IN RESPECT OF THEIR TELEWEST SCHEME CLAIMS ARISING OUT OF PRINCIPAL AND INTEREST UNDER NOTES HELD, AS AT THE RECORD DATE, IN THE CLEARING SYSTEMS.

Telewest Scheme Creditors with Telewest Ancillary Claims must have duly notified Telewest of such Telewest Scheme Claim prior to the Bar Date. The indicative date of the Bar Date is 16 July 2004, and should this date change it will be notified to Telewest Scheme Creditors by announcement on a Regulatory Information Service and on Telewest’s website at www.telewest.co.uk. In the event that Telewest Scheme Creditors with Ancillary Claims do not duly notify Telewest prior to the Bar Date, their Telewest Ancillary Claims will be compromised and they will not be entitled to receive New Shares (or any other consideration) for such compromise.

BONDHOLDERS DO NOT NEED TO COMPLETE A CLAIM FORM IN RESPECT OF TELEWEST SCHEME CLAIMS ARISING OUT OF PRINCIPAL AND INTEREST UNDER NOTES HELD, AS AT THE RECORD DATE, IN THE CLEARING SYSTEMS.

Before completing and executing this Claim Form, you should read the instructions below and the notes set out at the end of this Claim Form. If the Claim Form is not completed and executed in accordance with the instructions in the notes, you may not be eligible to receive your entitlement under the Telewest Scheme.

If you have any questions relating to the completion of this document, please contact the Escrow Agent at the address and telephone number set out below during normal UK business hours. If you require further copies of this document, the Explanatory Statement or relevant Form of Proxy referred to below, please contact Innisfree on 877 750 2689 (toll free from the US), 0800 917 2009 (toll free from the UK) or +1 412 209 1704 (from outside the US or the UK) or refer to Telewest’s website (www.telewest.co.uk).

This Claim Form is to be read in conjunction with the Explanatory Statement dated 30 April 2004 and the relevant Telewest Scheme document in connection with the Financial Restructuring. The definitions contained in the Explanatory Statement apply in this Claim Form. This Claim Form is governed by, and shall be construed in accordance with, English law.

Instructions for completion and return of this Claim Form:

1.	Detailed instructions regarding completion of this Claim Form are set out at the end of this document.

2.	If you have requested that your Share Entitlement is issued into a DTC account, you must make sure that your DTC Participant has been advised to accept the Share Entitlement into the relevant DTC account.

3.	If Telewest Scheme Creditors are unable to make all of the representations and undertakings set out in Box 4 of this Claim Form, their Claim Form will be rejected.

4.	Escrow Agent details for return of Claim Forms and queries:

Contact: Trevor Blewer

Corporate Trust Administration

The Bank of New York

One Canada Square

London E14 5AL

Tel: + 44-20-7964-5977

Fax: + 44-20-7964-4895

5.	Holders of Eurobell Notes and any holders of definitive registered certificates of Notes (other than those issued pursuant to the mechanism described in paragraph 2 of Part III of the Explanatory Statement) must tender the original certificates representing such Notes with their duly completed Claim Form.

Agreement of Claim Forms:

1.	In the event that the validity of a Telewest Notified Scheme Claim (or part thereof) and/or the amount of a Telewest Scheme Creditor’s Telewest Notified Scheme Claim (as included on the Claim Form) has not been agreed by Telewest on or before the Adjudication Reference Date, Telewest may refer the dispute to the Independent Adjudicator, whose determination of the issue will, to the extent permitted by law, be final and binding on Telewest and the relevant Telewest Notified Scheme Creditor.

2.	In order that Share Entitlements are transferred to the Telewest Scheme Creditor as soon as practicable after the Bar Date (provided the relevant Telewest Notified Scheme Claim is agreed), Telewest Scheme Creditors should ensure that the Claim Form is received by the Escrow Agent at least 14 days before the Bar Date. Claim Forms returned after the Effective Date, provided the Telewest Scheme Claim is a Telewest Notified Scheme Claim on or before the Bar Date, will still be accepted by the Escrow Agent and the Telewest Scheme Creditor will still be entitled to its Share Entitlement once such Telewest Notified Scheme Claim has been agreed by Telewest.

3.	On the date falling six years after the Effective Date (or, to the extent that any Telewest Notified Scheme Claims are at that time in the process of being determined by the Independent Adjudicator, on the date of final determination of such Telewest Scheme Claims by the Independent Adjudicator), any New Shares remaining in escrow and not attributable to any Telewest Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, will be sold, by the Escrow Agent, on the Open Market and the Net Proceeds of Sale of such New Shares and any cash remaining in escrow will be transferred to the NSPCC.

1	FULL NAME AND ADDRESS OF TELEWEST SCHEME CREDITOR (BOX 1)

Telewest Scheme Creditor Name:

Contact Name with respect to this Claim Form:

Contact Telephone Number:

E-mail:

Full Contact Address:

2	TELEWEST SCHEME CLAIM (BOX 2)

PLEASE CHECK ALL BOXES THAT APPLY:

If you hold Notes other than through one of DTC, Euroclear or Clearstream and such Notes are not listed below, please contact the Escrow Agent.

☐	5 per cent. accreting convertible notes issued by Telewest due 2003 (Eurobell Notes) Principal Amount:

☐	Jersey Intercompany Debt Principal Amount:

☐	Telewest Ancillary Claim (Please complete sections (i) to (iv) and use a continuation sheet if necessary):
(i)	Description of the nature of your Telewest Ancillary Claim and how it arose:

(ii) (iii) (iv)

The value at which, and the dates on which, the Notes on which your Telewest Ancillary Claim is based were bought and sold (if applicable):

Maximum Amount (stating currency):

The legal basis of liability of Telewest:

3	SETTLEMENT	(BOX 3)
PLEASE COMPLETE EITHER A OR B AND EITHER C OR D

CHECK A OR B, AND PROVIDE DETAILS OF THE FORM AND MANNER OF THE DISTRIBUTION OF NEW SHARES:

(A)	CERTIFICATED FORM

☐ In certificated form as directed immediately below (check one box):

☐ to the Telewest Scheme Creditor at the address shown in Box 1

OR

☐ to the Telewest Scheme Creditor’s Nominated Recipient indicated below:

Name of Nominated Recipient:

Telephone Number of Nominated Recipient:

Name to be entered on the Register of Members:

Full address of Nominated Recipient:

OR

(B)	DTC ACCOUNT

☐ Credit Share Entitlement to the following DTC Account (details of Telewest Scheme Creditor’s or its Nominated Recipient’s account to be provided. If necessary, continue on a separate sheet):

DTC Account Name:

DTC ID:

Designation (if any):

Contact name for settlement:

Contact telephone:

Contact e-mail:

Contact fax number:

PLEASE COMPLETE EITHER C OR D:
Any cash payments will be made either to a US Dollar bank account or sent by cheque to the Telewest Scheme Creditor or its Nominated Recipient
(C) If cash is to be paid direct to a Telewest Scheme Creditor’s or its Nominated Recipient’s account with a bank in the United States, please complete the following:

United States Bank name:

United States Branch address:

United States Sort code:

United States SWIFT Address:

US Dollar Account name:

US Dollar Account number:

OR

(D) If cash is to be paid by cheque and sent to the Telewest Scheme Creditor or its Nominated Recipient by ordinary mail at the Telewest Scheme Creditor’s own risk, please complete the following:

Payee:

Address to which cheque should be sent:

4	REPRESENTATIONS AND UNDERTAKINGS	(BOX 4)

The Telewest Scheme Creditor represents and undertakes as follows:

(1)    If a body corporate, the Telewest Scheme Creditor is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation and has full power and authority to execute this Claim Form.

(2)    The execution and delivery of this Claim Form and the fulfilment of the obligations in connection with the Telewest Scheme do not and will not: (1) violate any law or regulation of the jurisdiction under which the Telewest Scheme Creditor exists; (2) violate any other law or regulation applicable to it; or (3) constitute a breach or default of any provision of any document under which, if a body corporate, the Telewest Scheme Creditor is organised, or any other agreement to which it is a signatory or by which it is bound, or to which any of its assets is subject.

(3)    This Claim Form has been duly completed by the Telewest Scheme Creditor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to the general principles of equity and any applicable bankruptcy, insolvency, reorganisation or similar law in any jurisdiction affecting creditors’ rights generally.

(4)    The Telewest Scheme Creditor has not entered into any prior assignment, sale, participation, grant, conveyance or other transfer of, or any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of the Telewest Scheme Claim to which this Claim Form relates or any interest therein, and has good title to make the Telewest Scheme Claim to which this Claim Form relates, free and clear of all liens, claims, security interests and other encumbrances of any kind save as mentioned in this Claim Form.

(5)    The Telewest Scheme Creditor is a sophisticated person with respect to the arrangements contemplated by the Telewest Scheme and has adequate information concerning the Telewest Scheme Claim, and the business and financial condition of Telewest and Telewest Jersey to make an informed decision regarding the Telewest Scheme and the entitlements to be received under the Telewest Scheme in exchange for cancellation of the Telewest Scheme Claim.

(6)    The Telewest Scheme Creditor understands that the entitlements to be received in exchange for the cancellation of a Telewest Scheme Claim pursuant to the Telewest Scheme have not been and may not be offered or sold within the USA except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

5	EXECUTION		(BOX 5)

PLEASE SEE NOTES AT THE BACK OF THIS CLAIM FORM REGARDING EVIDENCE TO BE ATTACHED TO THE CLAIM FORM.

EXECUTE A, B OR C BELOW

(A)	Execution by a company incorporated other than in England and Wales (or other entity having its own legal personality)

This Claim Form has been executed on (date)

Executed by the company or other entity named below: Name of Telewest Scheme Creditor acting by the person or persons named below, who is or are duly authorised signatories of the company or entity named above under the laws of the territory in which the company or entity is incorporated or established:

	Name in full (please print)	Title	Signature

	Name in full (please print) (if two signatories are required)	Title	Signature (if two signatories are required)

Territory of incorporation or establishment:

(B)	Execution by a company incorporated in England and Wales

EITHER (i) IF THE TELEWEST SCHEME CREDITOR’S SEAL IS TO BE AFFIXED

This Claim Form has been executed on (date)

Executed by the Telewest Scheme Creditor named below:

	Name of Telewest Scheme Creditor		(Affix company seal)

In the presence of the persons named below who are duly authorised to affix the seal of the company named above:

	Name in full (please print)	Director/Authorised signatory (delete as applicable)	Signature

	Name in full (please print) (If two signatories are required)	Director/Authorised signatory (delete as applicable)	Signature (If two signatories are required)

OR	(ii) IF THE TELEWEST SCHEME CREDITOR’S SEAL IS NOT TO BE AFFIXED

	This Claim Form has been executed on		(date)

Executed by the Telewest Scheme Creditor named below:

Name of Telewest Scheme Creditor

Acting by the person (or persons) named below each of whom is duly authorised on behalf of the Telewest Scheme Creditor named above:

	Name in full (please print)	Director/Authorised signatory (delete as applicable)	Signature

	Name in full (please print) (If two signatories are required)	Director/Authorised signatory (delete as applicable)	Signature (If two signatories are required)

(C)	Execution by individuals

This Claim Form has been executed on (date)

Signed:

1.	Name in full (please print)		Signature

2.	Name in full (please print) (If two signatories are required)		Signature (If two signatories are required)

NOTES FOR COMPLETION OF THIS CLAIM FORM

PLEASE FOLLOW THESE NOTES CAREFULLY WHEN COMPLETING THIS CLAIM FORM.

ALL BOXES MUST BE COMPLETED AS DESCRIBED IN THESE NOTES.

1	FULL NAME AND ADDRESS OF TELEWEST SCHEME CREDITOR	(Box 1)

This Box must be completed by the Telewest Scheme Creditor. Please provide all information requested.

2	TELEWEST SCHEME CLAIM	(Box 2)

Please check all boxes that apply. The Telewest Scheme Creditor should detail the Telewest Scheme Claim arising other than under Notes held through a Clearing System. If the Telewest Scheme Creditor checks the box “Telewest Ancillary Claim”, full details of the Telewest Scheme Claim should be provided and a continuation sheet should be used, if necessary. The Telewest Scheme Creditor should detail the Principal Amount of the Telewest Scheme Claim as at, and including, the Record Date. The amount of a Telewest Ancillary Claim set out in this form cannot be revised upwards at any time after the Bar Date.

In respect of Telewest Ancillary Claims, please ensure you complete all sections (i) to (iv). Failure to complete all sections will mean that, although your Telewest Ancillary Claim will be compromised under the Telewest Scheme, it will not be duly notified to Telewest and you will not be eligible to receive any entitlement under the Telewest Scheme in respect of your Telewest Ancillary Claim.

If you are notifying Telewest of a Telewest Ancillary Claim for an amount greater than the amount of principal of, and interest that has accrued and remains unpaid on, the relevant Notes, you must also supply a memorandum which gives particulars of the facts on which you rely and identifies the legal basis for the Telewest Ancillary Claim and its quantum. If such memorandum is not supplied prior to the Bar Date, the relevant Telewest Ancillary Claim will, provided the other details required in this Claim Form are completed, be deemed notified to Telewest in an amount equal to the amount of the principal of, and interest that, as at the Record Date, has accrued and remains unpaid on, the relevant Notes.

If the Telewest Scheme Claim arises under Notes held other than through one of DTC, Euroclear or Clearstream and such Notes are not listed in Box 2, please contact the Escrow Agent.

3	SETTLEMENT	(Box 3)

Box 3 must be completed by the Telewest Scheme Creditor. Provide details of whether all or part of the Share Entitlement is to be held in certificated form or transferred to a DTC account. The Telewest Scheme Creditor may elect whether the Share Entitlement is to be transferred to itself or to one or more Nominated Recipients, by completing (A) or (B) of Box 3 as appropriate. If the Share Entitlement is to be divided between more than one Nominated Recipient, full details of each Nominated Recipient and, if appropriate, their DTC account and contact details for settlement should be provided on a separate sheet.

Either section (C) or (D) should be completed by all Telewest Scheme Creditors. Telewest Scheme Creditors should complete details of how they wish to receive any cash distributions in either section (C) or (D).

Insert in section (C) of Box 3 the United States bank account details of the Telewest Scheme Creditor to which any cash forming part of the Net Proceeds of Sale should be credited. If the Telewest Scheme Creditor wishes to receive payment by cheque, the account details section should be left blank and the cheque payee and address details at section (D) should be completed instead. Cheques will be sent by ordinary uninsured mail at the risk of the recipient.

4	REPRESENTATIONS AND UNDERTAKINGS	(Box 4)

Please read Box 4 carefully. If Box 4 is amended in any way, this Claim Form will be invalid. If the representations and undertakings cannot be made, please contact the Escrow Agent.

5	EXECUTION	(Box 5)

Box 5 must be signed by each person who is named as a Telewest Scheme Creditor as explained below.

Insert the date on which this Claim Form is executed. This date must be the date on which the person who signs the Claim Form actually does so. Where more than one person signs the Claim Form, the date inserted should be the date on which the last person to sign the Claim Form actually does so.

As described in the notes below, in most cases evidence of the authority of the signatory(ies) to execute this Claim Form needs to be submitted with the Claim Form.

Companies not incorporated in England and Wales (and partnerships or other entities which have a separate legal personality):
Where a Telewest Scheme Creditor signing and executing Box 5 is a company which is not incorporated in England and Wales (or a partnership or other entity which has a separate legal personality from its partners or members), then section (A) must be signed and completed on behalf of that company, partnership or other entity by a person or persons duly authorised by that company, partnership or other entity in accordance with the laws of the territory in which that company, partnership or other entity is incorporated or established. The territory of incorporation or establishment must be inserted.

The person(s) signing on behalf of the company, partnership or other entity must submit evidence of their authority to sign as described in the notes below.

Companies incorporated in England and Wales:

Where a person signing and executing Box 5 is a company incorporated in England and Wales, then section (B) must be executed as follows. Either:

(1) that company’s seal may be affixed in accordance with the company’s articles of association. The person(s) witnessing the affixing of the seal must also complete and sign Box 5 where indicated; or

(2) authorised signatories of the company may sign Box 5 on behalf of that company.

In either case, the persons signing on behalf of the company must specify their position in that company and must submit evidence of their authority to sign as described in the notes below.

Partnerships established in England and Wales (and other partnerships or other entities which do not have a separate legal personality):

Where a Telewest Scheme Creditor signing and executing Box 5 is a partnership established in England and Wales (or another partnership or other entity which does not have a separate legal personality from its partners or members), the partnership (or other entity) should sign through one of its partners (or other representatives). If the signing partner (or other representative) is an individual, he should complete section (C) as an individual. If the signing partner (or other representative) is a company or other entity, the applicable section should be completed in the manner described above in these notes.

The person(s) signing on behalf of the partnership (or other entity) must submit evidence of their authority to sign as described in the notes below.

Individuals:

Where a Telewest Scheme Creditor is an individual or individuals, that person or persons must sign and complete Box 5, section (C).

If the person signing in section (C) as an individual is a Telewest Scheme Creditor who is not holding a Telewest Scheme Claim solely for his own account (for example, if he holds that Telewest Scheme Claim as a trustee, executor or personal representative or a partner in a partnership), evidence of his authority to sign the Claim Form must be submitted as described in the notes below.

Even where an attorney has been appointed to sign the Claim Form in Box 5 on behalf of a Telewest Scheme Creditor, the Telewest Scheme Creditor must be named in Box 1.

In all cases, the attorney must submit evidence of his, her or its authority to sign as described in the notes below.

Powers of attorney:

This note applies if a person named as Telewest Scheme Creditor in Box 1 has appointed someone else to execute the Claim Form on his, her or its behalf under a power of attorney. If the attorney so appointed is an individual, he or she must (i) sign and complete section (C) as an individual in the presence of a witness, as described above under “Individuals”, and (ii) when he or she prints his or her name in section (C), also write the words “as attorney for X”, X being the name of the Telewest Scheme Creditor who has granted the power of attorney. If the attorney so appointed is a company or a partnership or other entity having its own legal personality, then (i) section (A) or, as appropriate, section (B) must be completed and signed in the manner described above, and (ii) when the name of the company (or other entity) is inserted in section (A) or (B), the words “as attorney for X” must be inserted, X being the name of the Telewest Scheme Creditor who has granted the power of attorney.

Even where an attorney has been appointed to sign the Claim Form in Box 5 on behalf of a Telewest Scheme Creditor, the Telewest Scheme Creditor must be named in Box 1.

In all cases, the attorney must submit evidence of his, her or its authority to sign as described in the notes below.

Evidence to be submitted:

In all cases other than where an individual who signs the Claim Form is claiming as a Telewest Scheme Creditor solely for his own account, evidence of the authority of the signatory(ies) to execute the Claim Form on behalf of the Telewest Scheme Creditor must be submitted with the Claim Form.

Where the Telewest Scheme Creditor (or the person signing the Claim Form on behalf of the Telewest Scheme Creditor) is a company, partnership or other entity, this evidence must consist of:

(i)	copies of, or extracts from, the company, partnership or entity’s constitutional documents (such as articles of association or partnership agreement) indicating which officers or bodies of the company, partnership or entity are authorised to execute documents, or have the capacity to delegate authority to execute documents, on behalf of that company, partnership or entity; and

(ii)	copies of, or extracts from, minutes or resolutions of the appropriate officers or bodies of the company, partnership or entity, evidencing that such authority has been delegated to the person(s) completing and signing the Claim Form on behalf of that company, partnership or entity.

For other individuals (such as personal representatives or executors) this evidence should show that the relevant individual is authorised to sign the Claim Form.

Where a Telewest Scheme Creditor has appointed an attorney, a copy of the power of attorney must be submitted with the Claim Form, together with any other evidence of authority required to be submitted as described in the notes above. The power of attorney must authorise the attorney to execute this Claim Form. If the power of attorney has been granted under English law, that power of attorney must be executed as a deed.

Corrections and amendments:

If, in completing this Claim Form, any corrections or amendments, however minor, are made, each person who signs in Box 5 must also sign his or her initials next to each correction or amendment. No amendment may be made to the wording in Box 4.

APPENDIX 3: NOTICE OF TELEWEST MEETING

No. 2518 of 2004

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF TELEWEST COMMUNICATIONS PLC

AND

IN THE MATTER OF THE COMPANIES ACT 1985

NOTICE IS HEREBY GIVEN that by an Order dated 26 April 2004 made in the above matters the High Court of Justice of England and Wales has directed that a meeting (the Meeting) be convened of the Telewest Scheme Creditors (as defined in the Explanatory Statement referred to below (and, generally, being a person having a claim against the aforementioned company (the Company) arising under or in connection with notes issued by the Company, a guarantee by the Company of notes issued by Telewest Finance (Jersey) Limited and an intercompany loan by Telewest Finance (Jersey) Limited)) for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Telewest Scheme Creditors (the Scheme) under Section 425 of the Companies Act 1985. The Meeting will be held in London on 1 June 2004 at 11.00 a.m. (London time) (or as soon thereafter as the meeting of Scheme Creditors of Telewest Finance (Jersey) Limited convened at 10.00 a.m. (London time) on the same day shall have been concluded or adjourned) at The Lincoln Centre, 18 Lincoln’s Inn Fields, London WC2A 3ED at which place and time all the Telewest Scheme Creditors are requested to attend either in person or by proxy. Registration will commence at 10.00 a.m. (London time).

Telewest Scheme Creditors may vote in person at the Meeting or they may appoint another person, whether a Telewest Scheme Creditor or not, as their proxy to attend and vote in their place. Telewest Scheme Creditors are requested to submit their form of proxy in accordance with the details set out in the form of proxy included with the Explanatory Statement.

Bondholders who are beneficial owners of the relevant notes of the Company and Telewest Finance (Jersey) Limited held through either the Depository Trust Company (DTC) or through Euroclear or Clearstream are requested to submit their form of proxy to their relevant DTC, Euroclear or Clearstream participant in accordance with the instructions in the Explanatory Statement.

The text of the Scheme document and of the Explanatory Statement required to be furnished pursuant to Section 426 of the Companies Act 1985 are incorporated in the Explanatory Statement of which this notice forms a part. Additional copies of such Explanatory Statement are available to Telewest Scheme Creditors on request by contacting Innisfree M&A Incorporated on 877 750 2689 (from the US), 0800 917 2009 (from the UK) or +1 412 209 1704 (from outside the US). A blank form of proxy is enclosed with the Explanatory Statement and further copies can be obtained from the Company’s website (www.telewest.co.uk).

It is requested that forms of proxy be lodged with the Company, c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 USA by no later than 7.00 p.m. (prevailing Eastern time) on 27 May 2004, but if forms are not so lodged they may be accepted at the discretion of the Chairman at any time prior to the Meeting.

By the Order, the Court has appointed Mr Anthony Stenham or, failing him, Mr. Stephen Cook, to act as Chairman of the Meeting and has directed the Chairman to report the results thereof to the Court.

The Scheme will be subject to the subsequent sanction of the Court. All Telewest Scheme Creditors are entitled to attend the Court hearing for sanction in person or by counsel to support or oppose the sanction of the Scheme. The hearing is expected to take place at the Royal Courts of Justice in the week commencing 14 June 2004. The exact date of such hearing will be announced on a Regulatory Information Service and on Telewest’s website at least two business days in advance of such hearing.

DATED 30 April 2004

Telewest Communications plc

160 Great Portland Street

London W1W 5QA

SCHEDULE 2: THE JERSEY SCHEME

SCHEME OF ARRANGEMENT

IN THE ROYAL COURT OF THE ISLAND OF JERSEY

(Samedi Division)

IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

- and -

IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

SCHEME OF ARRANGEMENT

UNDER ARTICLE 125 OF THE COMPANIES (JERSEY) LAW 1991

- and -

IN THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES CHANCERY DIVISION

IN THE MATTER OF TELEWEST FINANCE (JERSEY) LIMITED

-and-

IN THE MATTER OF THE COMPANIES ACT 1985

SCHEME OF ARRANGEMENT

UNDER SECTION 425 OF THE COMPANIES ACT 1985

between

TELEWEST FINANCE (JERSEY) LIMITED

and

THE JERSEY SCHEME CREDITORS

(as defined in the Scheme of Arrangement)

1.    PRELIMINARY

Definitions

1.2	In this Scheme, the following expressions shall, unless the context otherwise requires, have the following meanings:

“Account Designation”	shall have the meaning given to it in Clause 4.22;

“Adjudication Reference Date”	in respect of each Jersey Ancillary Claim (or part thereof) the date falling 60 days after the submission of a Claim Form in respect thereof;

“Admission”	the approval for quotation of the New Shares, on Nasdaq, subject to notice of issuance;

“Advisers”

(i) Baker Botts LLP; (ii) Cadwalader Wickersham & Taft LLP; (iii) Citigroup Global Markets Limited; (iv) Freshfields Bruckhaus Deringer; (v) Fried Frank Harris Shriver & Jacobson LLP; (vi) Gleacher Shacklock Limited; (vii) Jones Day; (viii) KPMG LLP; (ix) Ogier & Le Masurier; (x) Proskauer Rose LLP; (xi) UBS Securities, LLC; and (xii) Weil, Gotshal & Manges;

“Affiliates”	TCN and Telewest Jersey;

“Bar Date”

5.00 p.m. (London time) on 16 July 2004, or such other date as shall be notified to Jersey Scheme Creditors by announcement on a Regulatory Information Service or on Telewest’s website at www.telewest.co.uk, being approximately one Business Day after the Jersey Effective Date;

“Bondholder”

a person with the ultimate economic interest in any of the Telewest Notes (other than the Eurobell Notes) and holding such interest in such Telewest Notes through one of the Clearing Systems or as a Definitive Holder (as defined in the Telewest Scheme) from time to time;

“Bondholder Committee”

the ad hoc committee from time to time of certain Bondholders, Jersey Bondholders and Telewest Scheme Creditors, as at 26 April 2004 consisting of Angelo Gordon & Co L.P., Franklin Mutual Advisors, LLC; Fidelity Management & Research Co.; Goldentree Asset Management, LP; Oaktree Capital Management LLC; and OZ Management LLC;

“Business Day”	any day other than a Saturday, Sunday or any other day which is a public holiday in England and Wales, Jersey or New York;

“Claim Form”	in relation to Jersey Scheme Creditors, who are not Jersey Bondholders in respect of their Jersey Known Scheme Claims, the form which is set out in Appendix 2 to this Scheme;

“Clearing System”	each or all of DTC, Euroclear and Clearstream and any other system designed for similar and/or analogous purposes, as appropriate;

“Clearstream”	Clearstream Banking, société anonyme, Luxembourg;

“Courts”	together the English Court and the Jersey Court and a reference to “Court” means one of them;

“Deed of Release”	a deed to be entered into by Telewest Jersey following the Jersey Effective Date on behalf of Jersey Scheme Creditors pursuant to the authorisation given at Clause 3.5;

“Deposit Agreements”	the Telewest Deposit Agreements and the Jersey Deposit Agreement, and each of them;

“Depositary”	The Bank of New York in its capacity as book-entry depositary for the Jersey Notes and any successor thereto;

“Designated DTC Account”

the DTC account designated in a Claim Form as being that into which a Jersey Scheme Creditor submitting a Claim Form wishes New Shares comprised in its Initial Share Entitlement and any Final Distribution to be credited (and, if there is more than one, any of them) in accordance with the terms of this Scheme;

“Directors and Former Directors”	any person who is, or who has been at any time since 13 May 2002, a director of Telewest, the Affiliates, Liberty Media, Telewest UK or New Telewest;

“Distribution Notice”

the notice to be served by Telewest Jersey on the Escrow Agent directing the Escrow Agent to make a transfer of New Shares or cash (as appropriate), as required by the terms of the Escrow Agent Agreement;

“DTC”	the Depository Trust Company of New York, a New York corporation;

“English Companies Act”	the Companies Act 1985 of England and Wales, as amended;

“English Court”	the High Court of Justice of England and Wales;

“English Order”	the order of the English Court which sanctions the English Scheme;

“English Registrar of Companies”	the registrar of companies of England and Wales within the meaning of the English Companies Act;

“English Scheme”

the scheme of arrangement pursuant to section 425 of the English Companies Act between Telewest Jersey and the Jersey Scheme Creditors in the form set out herein or with any modification, addition or condition which the English Court may think fit to approve or impose;

“Escrow Agent”	The Bank of New York, in its capacity as escrow agent, as appointed by Telewest and Telewest Jersey pursuant to the Escrow Agent Agreement, and any successor thereto;

“Escrow Agent Agreement”	the agreement entered into between Telewest, Telewest Jersey, New Telewest, Telewest UK and the Escrow Agent in accordance with the terms of Clause 5;

“Eurobell Notes”

the 5 per cent. accreting convertible notes due 2003 issued by Telewest on 1 November 2000 with an Initial Principal Amount (as defined therein) of £220,000,000, on 15 January 2001 with an Initial Principal Amount (as defined therein) of £30,000,000 and on 2 April 2001 with an Initial Principal Amount (as defined therein) of £3,500,000 as, in each case, cancelled and reissued on 30 May 2003;

“Euroclear”	Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Explanatory Statement”	the explanatory statement dated 30 April 2004 required to be furnished to Jersey Scheme Creditors pursuant to section 426 of the English Companies Act and article 126 of the Jersey Companies Law;

“Final Distribution”	the distribution of New Shares or cash to be made pursuant to Clauses 4.16 and 4.17;

“Financial Restructuring”

the proposed overall restructuring and compromise of certain of the debts and other financial obligations of Telewest, TCN and Telewest Jersey pursuant to, inter alia, the Telewest Scheme and this Scheme;

“FSMA”	the Financial Services and Markets Act 2000;

“Holder”

a holder of a Jersey Note including, for the avoidance of doubt, but without double counting, the Depositary, the registered holder of a Jersey Note in definitive registered form and any person who becomes a Jersey Definitive Holder after the Record Date;

“Independent Adjudicator”	in respect of a Jersey Disputed Scheme Claim, the individual appointed to act as independent adjudicator in respect of such Jersey Disputed Scheme Claim in accordance with Clause 4.8;

“Initial Distribution”	the distribution of New Shares to be made pursuant to Clauses 4.12 to 4.15;

“Initial Share Entitlement”	in respect of each Jersey Agreed Scheme Creditor, the number of New Shares calculated using the formula set out at Clause 4.12;

“Jersey Agreed Scheme Claim”

a Jersey Notified Scheme Claim, the Total Amount of which is liquidated in amount and has either (i) been agreed by Telewest Jersey; or (ii) otherwise been determined in accordance with the provisions of Clauses 4.8 to 4.11;

“Jersey Agreed Scheme Creditor”

a Jersey Scheme Creditor with a Jersey Agreed Scheme Claim. For the avoidance of doubt, if a Jersey Scheme Creditor has both a Jersey Agreed Scheme Claim and a Jersey Scheme Claim which has not yet been agreed, it shall be treated for the purposes of this Scheme as a Jersey Agreed Scheme Creditor only in respect of its Jersey Agreed Scheme Claim;

“Jersey Ancillary Claim”	a Jersey Scheme Claim which is not a Jersey Known Scheme Claim;

“Jersey Ancillary Scheme Creditor”	a Jersey Scheme Creditor with a Jersey Ancillary Claim;

“Jersey Bondholder”

a person with the ultimate economic interest in any of the Jersey Notes and holding such interest in such Jersey Notes through one of the Clearing Systems or as a Jersey Definitive Holder from time to time;

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended;

“Jersey Court”	the Royal Court of Jersey;

“Jersey Definitive Holder”	the registered holder of a Jersey Note in definitive registered form that became a definitive registered holder of such Jersey Note pursuant to the mechanics for voting described at Recital (f);

“Jersey Deposit Agreement”	with respect to the Jersey Notes, as defined in the Jersey Indenture;

“Jersey Directors”	the directors of Telewest Jersey from time to time;

“Jersey Disputed Scheme Claim”

a Jersey Notified Ancillary Scheme Claim and/or a Jersey Unresolved Claim which has not been agreed by Telewest Jersey on or before the Adjudication Reference Date and is referred (either in whole or in part) to the Independent Adjudicator;

“Jersey Effective Date”	the time and date on which the office copies of the Orders are delivered to the relevant Registrar of Companies for registration;

“Jersey Escrow Account”	the account into which the Escrow Agent will transfer all and any New Shares to which Telewest Jersey becomes entitled from time to time under the terms of the Telewest Scheme;

“Jersey Guarantee Liability”	any and all amounts due or capable of becoming due now or in the future from Telewest under or in respect of the Jersey Notes;

“Jersey Indenture”	the indenture dated 7 July 2000 between Telewest Jersey (as issuer), Telewest (as guarantor) and the Jersey Noteholders’ Trustee relating to the 6 per cent. senior convertible notes due 2005 issued by Telewest Jersey, as amended, revised or supplemented from time to time;

“Jersey Intercompany Debt”

the debt in the principal amount of US$500,000,000 owing to Telewest Jersey by Telewest pursuant to an agreement between Telewest and Telewest Jersey dated 7 July 2000 as amended, revised or supplemented from time to time;

“Jersey Known Scheme Claims”	the Jersey Scheme Claims as at the Record Date of the Holders of the Jersey Notes, or any of them, as to principal and interest that has accrued and remains unpaid thereon;

“Jersey Known Scheme Creditors”

Jersey Scheme Creditors with Jersey Known Scheme Claims. For the avoidance of doubt, if a Jersey Scheme Creditor has both a Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Claim, it shall be treated for the purposes of this Scheme as a Jersey Known Scheme Creditor in respect of its Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Creditor in respect of its Jersey Notified Ancillary Scheme Claim;

“Jersey Noteholders’ Trustee”	Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the Jersey Indenture;

“Jersey Notes”	each and every note in issue from time to time under any series of notes issued by Telewest Jersey pursuant to the terms of the Jersey Indenture;

“Jersey Notified Ancillary Scheme Claim”	a Jersey Ancillary Claim that has been duly notified to Telewest Jersey or the Escrow Agent at any time prior to the Bar Date in accordance with Clause 4.1;

“Jersey Notified Ancillary Scheme Creditor”

a Jersey Scheme Creditor with a Jersey Notified Ancillary Scheme Claim. For the avoidance of doubt, if a Jersey Scheme Creditor has both a Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Claim, it shall be treated for the purposes of this Scheme as a Jersey Known Scheme Creditor in respect of its Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Creditor in respect of its Jersey Notified Ancillary Scheme Claim;

“Jersey Notified Scheme Claims”

all Jersey Scheme Claims that have been notified in writing to Telewest Jersey (or the Escrow Agent by sending a duly completed Claim Form), at any time prior to the Bar Date in accordance with Clause 4.1, which shall include, for the avoidance of doubt and without further notification, all the Jersey Known Scheme Claims;

“Jersey Notified Scheme Creditors”	Jersey Scheme Creditors with Jersey Notified Scheme Claims;

“Jersey Order”	the act issued by the Jersey Court which sanctions the Jersey Scheme;

“Jersey Registrar of Companies”	the registrar of companies within the meaning of the Jersey Companies Law;

“Jersey Scheme”

the scheme of arrangement under article 125 of the Jersey Companies Law between Telewest Jersey and the Jersey Scheme Creditors in the form set out herein or with any modification, addition or condition which the Jersey Court may think fit to approve or impose;

“Jersey Scheme Claim”

any claim in respect of any Liability of Telewest Jersey to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of Telewest Jersey in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date, or after that date by reason of a Liability of Telewest Jersey incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

“Jersey Scheme Creditor”

a creditor of Telewest Jersey in respect of a Jersey Scheme Claim or Jersey Scheme Claims including, for the avoidance of doubt, but without double counting in each case, the Depositary, the registered holder of a Jersey Note in definitive registered form and any person who becomes a Jersey Definitive Holder by virtue of an exchange of an interest in Jersey Notes held by or on behalf of that person on the Record Date for a Jersey Note in definitive registered form in that person’s name;

“Jersey Scheme Rate”

the average of the closing mid-point spot rates in London for the conversion of Sterling into US Dollars, as reported by Bloomberg, L.P., for each trading day in the period commencing 1 October 2002 up to and including 26 April 2004, being $1.6650/£1.00;

“Jersey Unresolved Claims”	Jersey Notified Ancillary Scheme Claims which have not become Jersey Agreed Scheme Claims as at the Bar Date and which have not been withdrawn or conclusively rejected;

“LCIA”	London Court of International Arbitration, or any successor thereto;

“Liability” or “Liabilities”

any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in England and Wales, Jersey or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises under a contract which is void or, being voidable, has been duly avoided;

“Liberty Media”	Liberty Media Corporation, a Delaware corporation;

“Listing Rules”	the listing rules of the UK Listing Authority made under section 74(4) of the FSMA, as amended from time to time;

“London Stock Exchange”	London Stock Exchange plc, a company incorporated in England and Wales with registered number 02075721, together with any successor thereto;

“Meeting”

the meeting of Jersey Scheme Creditors convened in accordance with the leave of the Jersey Court pursuant to article 125 of the Jersey Companies Law and the leave of the English Court pursuant to section 425 of the English Companies Act to consider and, if thought fit, approve this Scheme, including any adjournment thereof;

“Nasdaq”	the National Association of Securities Dealers Automated Quotation System;

“Net Proceeds of Sale”	the proceeds of sale of the relevant New Shares net of all associated commissions, transfer taxes and other costs, including the expenses and compensation of the Escrow Agent in effecting such sale;

“New Shares”

245,000,000 new shares of common stock, par value $0.01 per share, of New Telewest, or such other number of New Shares representing 100 per cent. (less one share) of the issued share capital of New Telewest as is authorised pursuant to the Telewest Scheme;

“New Telewest”	Telewest Global, Inc., a Delaware corporation;

“New Telewest Group”	New Telewest and its subsidiaries and subsidiary and associated undertakings;

“Nominated Recipient”	the person specified as such in a Claim Form;

“Noteholders’ Trustee”

in respect of each of the Telewest Indentures, Law Debenture Trust Company of New York, as successor trustee to The Bank of New York, or any successor trustee appointed in accordance with the provisions of the relevant Telewest Indentures;

“NSPCC”	the National Society for the Prevention of Cruelty to Children, a company registered in England and Wales with registered number 216401, together with any successor thereto;

“Official List”	the Official List of the UK Listing Authority;

“Open Market”

to the extent that the New Shares, when sold, are listed or quoted on any securities exchange or inter-dealer quotation system, the sale of the New Shares on such exchange or through such inter-dealer quotation system; and to the extent that the New Shares, when sold, are not listed or quoted on any securities exchange or inter-dealer quotation system, the sale of the New Shares to a third party, such third party, in any event, to be unrelated to the New Telewest Group; and to the extent the New Shares, when sold, are not listed or quoted on any securities exchange or inter-dealer quotation system, and the Escrow Agent has used all reasonable endeavours and is not able to sell the New Shares to a third party unrelated to the New Telewest Group, the gift of the New Shares to the NSPCC;

“Orders”	the English Order and/or the Jersey Order which sanction this Scheme;

“Participant”

in relation to the holder of the particular nominal amount of the Jersey Notes which were exchanged into definitive registered certificates in the name of a Jersey Definitive Holder, the person shown in the records of DTC, Euroclear or Clearstream (as the case may be) or any other Clearing System immediately preceding such exchange in respect of such nominal amount of Jersey Notes;

“Post”	delivery by pre-paid first class post or air mail;

“Principal Amount”

in respect of each Jersey Known Scheme Creditor, in respect of each of the Jersey Notes held by it, the face value of the Jersey Notes outstanding and in issue on the Record Date as finally determined in accordance with the terms of this Scheme;

“Proceeding”

any process, action, or other legal proceeding (including, without limitation, any demand, arbitration, alternative dispute resolution, judicial review, adjudication, execution, seizure, distraint, forfeiture, re-entry, lien, enforcement of judgment or enforcement of any security);

“Record Date”	30 April 2004;

“Registrar of Companies”	in relation to the English Scheme, the English Registrar of Companies and, in relation to the Jersey Scheme, the Jersey Registrar of Companies;

“Re-globalisation”

in relation to the Jersey Notes, the exchange of the definitive registered certificates in respect of the Jersey Notes held by Jersey Definitive Holders into book-entry interests in a global bearer form of the Jersey Notes held by the Depositary in the Clearing Systems;

“Regulatory Information Service”	any of the services set out in Schedule 12 to the Listing Rules;

“Released Parties”

(i) Neil Smith; (ii) John Malone; (iii) Liberty TWSTY Bonds, Inc.; (iv) Liberty Media International, Inc.; (v) Liberty UK Holdings, Inc.; (vi) Liberty UK, Inc.; (vii) IDT Corporation; (viii) IDT Venture Capital, Inc.; (ix) IDT UK Cable Inc. (formerly known as Microsoft UK Cable, Inc.); (x) IDT Cable Partnership Holdings, Inc. (formerly known as Microsoft Cable Partnership Holdings, Inc.); (xi) Liberty Flex Holdings; (xii) Liberty TWSTY Holdings, Inc.; (xiii) Liberty International B-LL-C; and (xiv) Microsoft Corporation;

“Scheme”	the English Scheme and/or the Jersey Scheme, as the context may require;

“Share Entitlement”	the entitlement to New Shares of each Jersey Agreed Scheme Creditor pursuant to the terms of this Scheme;

“Sterling”, “£” or “pence”	the lawful currency of the United Kingdom for the time being;

“TCN”	Telewest Communications Networks Limited, a company incorporated in England and Wales with registered number 3071086;

“Telewest”	Telewest Communications plc, a company incorporated in England and Wales with registered number 2983307;

“Telewest Deposit Agreements”	with respect to each class of Telewest Notes (other than the Eurobell Notes), as defined in the applicable Telewest Indenture;

“Telewest Effective Date”	the time and date on which an office copy of the Telewest Order is delivered to the English Registrar of Companies for registration;

“Telewest Indentures”

each of (a) the indenture dated as of 3 October 1995 between Telewest and the Noteholders’ Trustee relating to the 9.625 per cent. senior debentures due 2006 of Telewest; (b) the indenture dated as of 19 February 1999 between Telewest and the Noteholders’ Trustee relating to the 5.25 per cent. senior convertible notes due 2007 of Telewest; (c) the indenture dated as of 3 October 1995 between Telewest and the Noteholders’ Trustee relating to the 11 per cent. senior discount debentures due 2007 of Telewest; (d) the indenture dated as of 9 November 1998 between Telewest and the Noteholders’ Trustee relating to the 11.25 per cent. senior notes due 2008 of Telewest; (e) the indenture dated as of 15 April 1999 between Telewest and the Noteholders’ Trustee relating to the 9.25 per cent. Dollar senior discount notes due 2009 and the 9.875 per cent. Sterling senior discount notes due 2009 of Telewest; and (f) the indenture dated as of 25 January 2000 between Telewest and the Noteholders’ Trustee relating to the 9.875 per cent. Dollar senior notes due 2010, the 11.375 per cent. Dollar senior discount notes due 2010 and the 9.875 per cent. Sterling senior notes due 2010 of Telewest and, in each case, as thereafter amended, revised or supplemented from time to time;

“Telewest Jersey”	Telewest Finance (Jersey) Limited, a wholly owned subsidiary of Telewest, incorporated under the Jersey Companies Law with registered number 77278;

“Telewest Notes”	each of the Eurobell Notes and each and every note in issue from time to time under any series of notes issued by Telewest pursuant to the terms of any of the Telewest Indentures;

“Telewest Order”	the order of the English Court which sanctions the Telewest Scheme;

“Telewest Scheme”

the scheme of arrangement under section 425 of the English Companies Act between Telewest and the Telewest Scheme Creditors with any modification, addition or condition which the English Court may think fit to approve or impose;

“Telewest Scheme Claim”

any claim in respect of any Liability of Telewest to any person arising directly or indirectly in relation to or arising out of or in connection with all or any of the Telewest Indentures, the Telewest Notes, the Jersey Indenture, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability, including any Liability of Telewest in respect of loss or damage suffered or incurred as a result of or in connection with such Liability in each case arising as at the Record Date, or after that date by reason of a Liability of Telewest incurred before that date (including, for the avoidance of doubt, any interest accruing on, or accretions arising in respect of, such claims after the Record Date);

“Telewest Scheme Creditors”	a creditor of Telewest in respect of a Telewest Scheme Claim or Telewest Scheme Claims;

“Telewest UK”	Telewest UK Limited, a company incorporated in England and Wales with registered number 4925679;

“Termination Date”	the sixth anniversary of the Jersey Effective Date;

“Total Amount”	shall have the meaning given to it in Clause 4.6;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UK Listing Authority”

the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission to the Official List otherwise than in accordance with Part VI of the FSMA;

“USA”, “US” or “United States”	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

“US Bankruptcy Code”	Title 11 of the United States Code;

“US Bankruptcy Court”

the United States Bankruptcy Court for the Southern District of New York or any other United States court which may be exercising jurisdiction over Telewest or Telewest Jersey under the US Bankruptcy Code;

“US Dollar”, “Dollar” or “$”	US Dollars or other lawful currency being the currency of the USA for the time being;

“Voting Deadline”	7.00 p.m. (prevailing Eastern time) in New York on 27 May 2004; and

“W. R. Huff”	W. R. Huff Asset Management Co., L.L.C.

RECITALS

(a)	Telewest is proposing a separate creditors’ scheme of arrangement (the Telewest Scheme) under section 425 of the English Companies Act pursuant to which Telewest Scheme Creditors will release claims against Telewest in respect of or arising out of or in connection with the Telewest Indentures; the Telewest Notes; the Jersey Indenture; the Jersey Notes; the release of the Jersey Intercompany Debt and the Jersey Guarantee Liability pursuant to the Telewest Scheme; and any Liability of Telewest in respect of loss or damage suffered or incurred as a result of or in connection with such liabilities.

(b)	Under this Scheme, each Jersey Scheme Creditor shall become entitled on the Jersey Effective Date to have transferred to it a pro rata share of the New Shares to which Telewest Jersey will, on its Telewest Scheme Claim becoming an Agreed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, become entitled pursuant to the Telewest Scheme.

(c)	The English Scheme and the Jersey Scheme are separate schemes of arrangement but are in substantially identical terms and are intended to take effect simultaneously. Neither the English Order nor the Jersey Order will be delivered to the relevant Registrar of Companies for registration unless both Orders are delivered on the same date.

(d)	The Jersey Directors undertook to the Jersey Court and the English Court that this Scheme would not be made effective (through Telewest Jersey delivering, or procuring the delivery of, the office copy of the Orders to the relevant Registrar of Companies) unless and until the Jersey Directors were satisfied that all of the following had occurred and were unconditional, or would occur or become unconditional on the Jersey Effective Date, or had been waived (to the extent possible):

(i)	the Telewest Order having been delivered to the English Registrar of Companies (thereby making the Telewest Scheme effective);

(ii)	Telewest Jersey, Telewest, New Telewest, Telewest UK and the Escrow Agent having entered into the Escrow Agent Agreement substantially in accordance with the terms of Clause 5; and

(iii)	Telewest Jersey having obtained a permanent injunction and order of the US Bankruptcy Court under section 304 of the US Bankruptcy Code pursuant to which Jersey Scheme Creditors are restrained from commencing or continuing actions or proceedings against, inter alia, Telewest Jersey in respect of Jersey Scheme Claims (unless more than half of all Bondholders and Jersey Bondholders by Principal Amount, as at the Record Date, have notified Telewest Jersey that they consent to the waiver of this condition).

(e)	The Jersey Directors further undertook to the Jersey Court and the English Court that this Scheme would not be made effective (through Telewest Jersey delivering, or procuring the delivery of, the office copy of the Orders to the relevant Registrar of Companies) unless it could be made so effective by the later of 27 July 2004 or 60 days after the date of any vote by Jersey Scheme Creditors to approve this Scheme and the Telewest Scheme, subject to that vote occurring on or before 12 July 2004.

(f)	The Jersey Notes were issued in global bearer form and were held by the Depositary. At the request of certain registered holders of Jersey Notes (acting under the authority of the relevant Jersey Bondholders), arrangements were made for the global bearer form of the Jersey Notes to be exchanged in whole or in part for Jersey Notes in definitive form registered in the names of the relevant Jersey Bondholders (who thereby became Jersey Definitive Holders and are Jersey Scheme Creditors for the purposes of this Scheme). Any unexchanged Jersey Notes continue to be held in global bearer form by the Depositary (who remains the Jersey Scheme Creditor for such amounts for the purpose of this Scheme).

(g)

Following the Jersey Effective Date, and on the terms of this Scheme, the registered notes held by Jersey Definitive Holders will be converted back into global bearer form to be registered in the name of the Holders of such Jersey Notes as at the time, in each case, immediately prior to their conversion into definitive registered form. This mechanism (herein defined as “Re-globalisation”) is put in place in order to allow New Shares to be distributed pursuant to this Scheme through the

Clearing Systems without the need for Jersey Bondholders to complete any details of how they would like to receive the New Shares in a Claim Form.

(h)	Each of New Telewest and Telewest UK appeared by counsel on the hearings of the petitions to sanction this Scheme, consented to this Scheme and undertook to be bound thereby and to execute and do and/or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed and done by it or on its behalf for the purpose of giving effect to this Scheme.

(i)	The Escrow Agent appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as Escrow Agent subject to and in accordance with the terms of the Escrow Agent Agreement.

(j)	The Noteholders’ Trustee and the Jersey Noteholders’ Trustee appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform their duties and comply with their obligations as Noteholders’ Trustee and Jersey Noteholders’ Trustee subject to and in accordance with the terms of the relevant Telewest Indentures and Jersey Indenture and applicable law.

(k)	The Depositary appeared by counsel on the hearings of the petitions to sanction this Scheme and undertook to perform its designated functions and comply with its obligations as book-entry depositary subject to and in accordance with the terms of the Deposit Agreements.

1	INTERPRETATION

In this Scheme, unless the context otherwise requires or otherwise expressly provides for:

(a)	references to Clauses, Appendices and Recitals are references to the Clauses, Appendices and Recitals respectively of this Scheme;

(b)	references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(c)	references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(d)	the singular includes the plural and vice versa and words importing one gender shall include all genders; and

(e)	headings are for ease of reference only and shall not affect the interpretation of this Scheme.

2	JERSEY EFFECTIVE DATE

2.1	This Scheme will come into effect on the Jersey Effective Date.

3	THE SCHEME

Compromise of Jersey Scheme Claims

3.1 (a)	Immediately following the Jersey Effective Date, and once Re-globalisation has occurred in accordance with Clause 4.19, the Jersey Notes, the Jersey Intercompany Debt and the Jersey Guarantee Liability shall be cancelled and all Jersey Scheme Claims shall be satisfied and released fully and absolutely, in each case so as to bind the Jersey Scheme Creditors and any person who acquires any interest in or arising out of a Jersey Scheme Claim after the Record Date.

(b)	In consideration for the satisfaction and release referred to in Clause 3.1(a), each Jersey Agreed Scheme Creditor shall, subject to the other provisions of this Scheme, become entitled on the Jersey Effective Date to have transferred to it or to its Nominated Recipient a number of New Shares equal to its Share Entitlement in accordance with the procedures set out in this Scheme.

(c)	The Share Entitlement (or part thereof) of any Jersey Agreed Scheme Creditor, referred to in Clause 3.1(b), shall be satisfied in accordance with the provisions of Clause 4.

Interest on Jersey Scheme Claims

3.2	For the avoidance of doubt, the compromise effected pursuant to Clause 3.1(a) shall include a compromise of all interest and accreted amounts howsoever arising on or in respect of a Jersey Scheme Claim.

Stay of Proceedings

3.3	For the avoidance of doubt, no Proceeding or other judicial, quasi-judicial, administrative or regulatory process whatsoever against Telewest Jersey or its property shall be commenced or continued in any jurisdiction whatsoever to recover any Jersey Scheme Claim or to establish the existence or amount of any Jersey Scheme Claim.

Assignments or transfers after the Record Date

3.4 (a)	Telewest Jersey shall be under no obligation to recognise any assignment or transfer of a Jersey Scheme Claim after the Record Date for the purposes of determining entitlements under this Scheme and has no obligations hereunder to any person other than a Jersey Scheme Creditor, provided that, where Telewest Jersey has received from the relevant parties notice in writing of an assignment or transfer, Telewest Jersey may, in its sole discretion and subject to the production of such other evidence in relation to such transfer or assignment as Telewest Jersey may require and to any other terms and conditions which Telewest Jersey may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of making distributions under this Scheme. Any assignee or transferee of a Jersey Scheme Claim so recognised by Telewest Jersey shall be bound by the terms of this Scheme.

(b)	To the extent that any Jersey Notified Scheme Creditor transfers or assigns all or part of its Jersey Notified Scheme Claim after the Record Date, the transfer by or on behalf of Telewest Jersey to the Jersey Notified Scheme Creditor or its Participant or the Jersey Notified Scheme Creditor’s or its Participant’s Nominated Recipient named in any Claim Form submitted by such Jersey Notified Scheme Creditor, or any assignee or transferee recognised by Telewest Jersey in accordance with Clause 3.4(a), of its entitlement to New Shares shall be effective to discharge and extinguish any Liabilities as at the Jersey Effective Date or thereafter of Telewest Jersey to any transferee or assignee of such Jersey Notified Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Jersey Notified Scheme Claim.

Release

3.5 (a)	Each of the Jersey Scheme Creditors hereby authorises Telewest Jersey from the Jersey Effective Date to enter into, execute and deliver as a deed on behalf of each Jersey Scheme Creditor and any person to whom a Jersey Scheme Creditor has transferred Jersey Notes after the Record Date one or more Deeds of Release whereby any and all claims of such persons against Telewest, the Affiliates, the Directors and Former Directors, the Released Parties, the Bondholder Committee, W. R. Huff, Liberty Media, Telewest UK, New Telewest, the Noteholders’ Trustee, the Jersey Noteholders’ Trustee and the Advisers in relation to or arising out of or in connection with the Jersey Notes, the Telewest Indentures, the Jersey Indenture, the Jersey Guarantee Liability and the Jersey Intercompany Debt and/or the implementation of the Telewest Scheme, this Scheme and/or the Financial Restructuring shall be waived and released fully and absolutely from the Jersey Effective Date.

(b)	Any Deed of Release to be executed pursuant to the authority conferred by Clause 3.5(a) above shall be substantially in the form attached at Appendix 1 subject to any modifications required or approved by the Courts and shall take effect in relation to such claims and liabilities as the Courts consider appropriate, provided only that the effect of any such modification is not such as would require the release of a claim that is not referred to in Clause 3.5(a) above.

4	DETERMINATION OF JERSEY AGREED SCHEME CLAIMS AND SHARE ENTITLEMENTS OF JERSEY SCHEME CREDITORS

Notification

4.1 (a)	No Jersey Scheme Creditor shall be entitled to receive any consideration under this Scheme in respect of any Jersey Scheme Claim unless that Jersey Scheme Claim is (i) a Jersey Notified Scheme Claim and (ii) subsequently becomes a Jersey Agreed Scheme Claim either in whole or in part.

(b)	Jersey Known Scheme Creditors are deemed to have Jersey Notified Scheme Claims in respect of their Jersey Known Scheme Claims for a value equal to the total amount of principal of, and interest that has accrued and remains unpaid on, the relevant Jersey Notes as at the Record Date.

(c)	Jersey Scheme Creditors with Jersey Ancillary Claims must notify Telewest Jersey of their Jersey Ancillary Claims in writing. Notification will only be effective if it is received by Telewest Jersey on or before the Bar Date and includes details of (i) the identity of the Jersey Ancillary Scheme Creditor, (ii) a description of the nature of its Jersey Ancillary Claim and how such Jersey Ancillary Claim arose; (iii) the value at which, and the dates on which, the Jersey Notes on which its Jersey Ancillary Claim is based were bought and sold (if applicable); (iv) the maximum amount of its Jersey Ancillary Claim; and (v) the legal basis of liability of Telewest Jersey. For the avoidance of doubt, the transmission and receipt by the Escrow Agent or Telewest Jersey of a duly completed Claim Form prior to the Bar Date shall, subject to Clause 4.7 below, constitute notification for these purposes.

(d)	Jersey Ancillary Claims may be notified in any amount. However, a Jersey Ancillary Scheme Creditor submitting a Claim Form for an amount greater than the amount of principal of, and interest that has accrued and remains unpaid on, the Jersey Notes from which its Jersey Ancillary Claim arises must, in addition to the information required at Clause 4.1(c), also supply a memorandum which gives particulars of the facts on which the Jersey Ancillary Scheme Creditor relies and identifies the legal basis for the Jersey Ancillary Claim and its quantum. If such memorandum is not supplied prior to the Bar Date, the relevant Jersey Ancillary Claim will, subject to Clause 4.1(c), be deemed to have been notified in an amount equal to the amount of the principal of, and interest that, as at the Record Date, has accrued and remains unpaid on, the Jersey Notes from which the Jersey Ancillary Claim arises.

Agreement of Jersey Scheme Claims

4.2	Each Jersey Scheme Creditor may submit either or both of a Jersey Known Scheme Claim and a Jersey Ancillary Claim, each in any amount. However, no Jersey Ancillary Claim may become a Jersey Agreed Scheme Claim for a value greater than the aggregate amount that has been validly notified to Telewest Jersey in accordance with Clauses 4.1(c) and 4.1(d).

4.3	The value of Jersey Scheme Claims shall be determined as at the Record Date.

4.4	A Jersey Scheme Creditor shall have no right after the Bar Date to increase the amount of its Jersey Scheme Claim.

4.5	Jersey Known Scheme Claims shall automatically become Jersey Agreed Scheme Claims on the Jersey Effective Date.

4.6(a)	The value of each Jersey Scheme Creditor’s Jersey Agreed Scheme Claim shall be equal to that Jersey Scheme Creditor’s Total Amount. For these purposes, “Total Amount” means (i) in respect of the Jersey Known Scheme Claim of a Jersey Scheme Creditor, the Principal Amount of the debt held by it listed in column 1 of the table set out below, as multiplied by the multiplier of that Principal Amount set out in column 2 of the table set out below; and (ii) in respect of a Jersey Notified Ancillary Scheme Claim of a Jersey Scheme Creditor, the total amount of its Jersey Notified Ancillary Scheme Claim, as agreed by Telewest Jersey or otherwise determined in accordance with the terms of this Scheme, if necessary, as converted from Sterling into US Dollars at the Jersey Scheme Rate.

Column 1 Debt	Column 2 Multiplier
Jersey Notes	1.113

(b)	Any Jersey Scheme Claim which at the Record Date is not immediately due and payable but on Telewest Jersey going into liquidation would, either automatically without further action by any party or by the issue of any notice by the relevant Jersey Scheme Creditor, be capable of being made legally and immediately due and payable, shall be treated for the purposes of calculating a Total Amount under this Scheme as immediately due and payable as at the Record Date (and hence not a debt payable at a future time).

4.7 (a)	Jersey Notified Ancillary Scheme Claims may be admitted or agreed by Telewest Jersey either for the whole amount claimed or for part of that amount. Telewest Jersey may reject a Jersey Notified Ancillary Scheme Claim in whole or in part if the Claim Form is not correctly completed or for any other reason whatsoever.

(b)	Jersey Notified Ancillary Scheme Claims which have not become Jersey Agreed Scheme Claims as at the Bar Date will remain Jersey Unresolved Claims unless and until they become Jersey Agreed Scheme Claims, are withdrawn or are conclusively rejected in whole or in part.

(c)	Jersey Ancillary Claims shall not be capable of becoming Jersey Agreed Scheme Claims (in accordance with the provisions of this Scheme) unless and until a duly completed Claim Form in respect of that Jersey Ancillary Claim (or part thereof) has been received by Telewest Jersey or the Escrow Agent. Jersey Notified Ancillary Scheme Creditors shall provide Telewest Jersey and the Escrow Agent with such other information as they may reasonably require to enable the relevant Jersey Notified Ancillary Scheme Claim to be determined.

(d)	Telewest Jersey may, at its sole discretion, send notice to any Jersey Notified Ancillary Scheme Creditor to require it to submit a duly completed Claim Form in respect of its Jersey Notified Ancillary Scheme Claim within 30 days of the date of such notice. If the relevant Jersey Notified Ancillary Scheme Creditor fails to submit a duly completed Claim Form within such 30 day period, the relevant Jersey Notified Ancillary Scheme Claim will automatically be deemed to have been irrevocably withdrawn.

(e)	If Telewest Jersey rejects any Jersey Notified Ancillary Scheme Claim either in whole or in part, it shall prepare a written statement of its reasons for doing so and send this as soon as reasonably practicable to the relevant Jersey Notified Ancillary Scheme Creditor.

(f)	Telewest Jersey shall endeavour to reach agreement with each Jersey Notified Ancillary Scheme Creditor as to the validity and amount of its Jersey Notified Ancillary Scheme Claim. Any Jersey Notified Ancillary Scheme Claim so agreed shall be treated as a Jersey Agreed Scheme Claim for the purposes of this Scheme.

(g)	Where more than one person seeks to assert an entitlement pursuant to this Scheme in respect of the same Jersey Notified Ancillary Scheme Claim (or part thereof), the Jersey Notified Ancillary Scheme Claim shall not become a Jersey Agreed Scheme Claim unless and until it shall have been determined to Telewest Jersey’s reasonable satisfaction (or by the Independent Adjudicator in accordance with Clauses 4.8 to 4.11) who is entitled to the relevant Share Entitlement and in what proportions.

(h)	In the event that the validity of a Jersey Notified Ancillary Scheme Claim (or part thereof) and/or the amount of a Jersey Notified Ancillary Scheme Claim (as included in the relevant Claim Form) has not been agreed by Telewest Jersey on or before the Adjudication Reference Date, Telewest Jersey shall refer that Jersey Notified Ancillary Scheme Claim (or disputed part thereof) to an Independent Adjudicator as a Jersey Disputed Scheme Claim no later than 14 days thereafter, and send by Post to the Jersey Notified Ancillary Scheme Creditor concerned a notice to the effect that the Jersey Notified Ancillary Scheme Claim has become a Jersey Disputed Scheme Claim. Thereafter, the dispute between Telewest Jersey and the Jersey Notified Ancillary Scheme Creditor concerned regarding the Jersey Notified Ancillary Scheme Claim will be determined by an Independent Adjudicator in accordance with Clauses 4.8 to 4.11.

Adjudication of Jersey Disputed Scheme Claims

4.8 (a)	Within 14 days of the first Adjudication Reference Date to occur in respect of a Jersey Disputed Scheme Claim, Telewest Jersey shall request the LCIA to nominate a fit and proper person duly qualified to adjudicate on the points in issue therein who will be the Independent Adjudicator for the purposes of this Scheme.

(b)	The Independent Adjudicator nominated in accordance with Clause 4.8(a) shall act as Independent Adjudicator in respect of any further Jersey Disputed Scheme Claims in respect of which an Adjudication Reference Date has occurred, unless (i) he, Telewest Jersey or the Jersey Notified Ancillary Scheme Creditor concerned notifies the LCIA that there is, or may be, a conflict of interest in relation to his appointment to determine such Jersey Disputed Scheme Claim; (ii) he considers and notifies the LCIA that, in his sole opinion, due to the work he is undertaking in respect of other Jersey Disputed Scheme Claims, he will be unable to adjudicate upon a particular Jersey Disputed Scheme Claim within two months from the date on which the Jersey Disputed Scheme Claim is referred to him by Telewest Jersey; or (iii) he is otherwise unable to perform his duties as independent adjudicator by reason of his death, incapacity, dismissal or resignation (on the grounds of ill health or ceasing to be an adjudicator).

(c)	If the Independent Adjudicator appointed pursuant to Clause 4.8(a) is unable to adjudicate upon a Jersey Disputed Scheme Claim by reason of any circumstances described in Clause 4.8(b), Telewest Jersey shall request the LCIA to, within 14 days of receiving notification in accordance with that Clause, appoint a further fit and proper person duly qualified to adjudicate on the points in issue therein to act as Independent Adjudicator in respect thereof.

4.9 (a)	Telewest Jersey shall provide the Independent Adjudicator with copies of the correspondence between the parties and/or between Jersey Notified Ancillary Scheme Creditors relating to the validity of a Jersey Disputed Scheme Claim and/or the calculation of the quantum of a Jersey Disputed Scheme Claim and/or the relative entitlements of Jersey Notified Ancillary Scheme Creditors to a Jersey Disputed Scheme Claim and any other relevant documentation. The Independent Adjudicator shall be entitled to call for copies of any further documentation he considers necessary to assist him to reach a conclusion on the issue and Telewest Jersey and the Jersey Notified Ancillary Scheme Creditor concerned (as appropriate) shall co-operate in providing such information.

(b)	In relation to any matter which is referred to the Independent Adjudicator, the Independent Adjudicator shall consider the papers and documents before him and shall, within 14 days of receipt of the records and information referred to in Clause 4.9(a), send a notice to the person concerned stating whether the Independent Adjudicator requires:

(i)	further documents, data or information from the Jersey Notified Ancillary Scheme Creditor or Telewest Jersey, in which case the relevant person or persons shall within 14 days after receipt of such request provide the Independent Adjudicator with the required documents, data or information; and/or

(ii)	the Jersey Notified Ancillary Scheme Creditor (or his duly authorised representative) or Telewest Jersey (or its duly authorised representative) to appear before him and address him on any matters he shall determine, in which case the Jersey Notified Ancillary Scheme Creditor (or his duly authorised representative) or Telewest Jersey (or its duly authorised representative), as appropriate, shall be at liberty to so appear on such date and at such place as the Independent Adjudicator shall prescribe.

(c)	If the Independent Adjudicator requires a party (or his representative) to appear before him pursuant to Clause 4.9(b)(ii), he shall also give notice of this request to the other party and make arrangements to allow that other party to appear before him to respond to the evidence brought by such party, if desired by the other party, on such date and at such place as the Independent Adjudicator shall prescribe.

(d)	If the Independent Adjudicator requires the parties to appear before him pursuant to Clause 4.9(b)(ii), the Independent Adjudicator shall be entitled to prescribe and lay down such procedures or provisions as he in his absolute discretion deems appropriate for the purposes of assisting him in reaching his decision, and the Independent Adjudicator shall be entitled to call for such evidence, documents, data and information as he may require.

(e)	The Independent Adjudicator shall be entitled to consult with such advisers, including legal advisers and experts, as he may deem appropriate and, for the avoidance of doubt, all costs, charges and expenses of such advisers shall be paid in accordance with Clause 4.10.

(f)	If, after 14 days of the request for further information pursuant to Clause 4.9(b)(i), none has been provided or, after 14 days of the request for a person to appear before him pursuant to Clause 4.9(b)(ii), the person concerned fails to appear before the Independent Adjudicator, then the Independent Adjudicator shall make such determination as he sees fit on the basis of information then available to him.

(g)	In the event that a Jersey Notified Ancillary Scheme Creditor has a Jersey Disputed Scheme Claim that is in any way connected with or arises out of a Disputed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, such Jersey Disputed Scheme Claim and Disputed Scheme Claim shall be referred to and determined by the same Independent Adjudicator. In such circumstances, the Independent Adjudicator shall also include in his determination a direction as to which company should bear which proportions of the Liability (if any).

(h)	In adjudicating on any Jersey Disputed Scheme Claim being referred to him, the Independent Adjudicator shall act as an expert and not as an arbitrator.

(i)	Upon any Jersey Disputed Scheme Claim being referred to the Independent Adjudicator in accordance with Clause 4.7(h), the Independent Adjudicator shall use his best endeavours to, on or before the expiration of two months from the date on which such claim was referred to him by Telewest Jersey, certify in writing by Post to the Jersey Notified Ancillary Scheme Creditor and Telewest Jersey his determination in respect of the dispute concerning the Jersey Disputed Scheme Claim. If the Independent Adjudicator requires an extension of time in making his determination, he may, with the consent of Telewest Jersey (such consent not to be unreasonably withheld), extend the said period by such amount of time as he and Telewest Jersey shall agree.

(j)	Each determination made by the Independent Adjudicator pursuant to this Clause 4.9 shall state the amount of the Jersey Disputed Scheme Claim that should be rejected (if any) and the Total Amount of the Jersey Disputed Scheme Claim that should be admitted by Telewest Jersey as a Jersey Agreed Scheme Claim (if any).

4.10 (a)	On the production of a certificate (in accordance with Clause 4.9(i)) in relation to a Jersey Disputed Scheme Claim, the Independent Adjudicator may make such directions in respect of payment of his remuneration and in respect of the costs, charges and expenses incurred by him, Telewest Jersey or the relevant Jersey Notified Ancillary Scheme Creditor as he shall think just. In particular, but without limitation, one party may be directed to pay the remuneration and costs, charges and expenses of another party if, in the opinion of the Independent Adjudicator, any such party has made a claim, relied on a defence or otherwise howsoever conducted himself in relation to the adjudication in a manner which is frivolous, vexatious, or had no reasonable prospect of success.

(b)	If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by Telewest Jersey, the same shall forthwith be paid in full by Telewest Jersey.

(c)

If the Independent Adjudicator shall direct that any such remuneration, costs, charges and expenses be paid by a Jersey Notified Ancillary Scheme Creditor, the same shall forthwith be paid in full by such party and, if not so paid, then, for the purposes of determining whether such party is entitled to participate in any distribution under this Scheme, New Shares to which the relevant Jersey Notified Ancillary Scheme Creditor would otherwise have been entitled shall be sold, by the Escrow Agent, on the Open Market, to the extent necessary to meet such remuneration, costs, charges and expenses, and the Net Proceeds of Sale of such sale required to meet such liability shall be transferred to the relevant party and the relevant Jersey Notified Ancillary Scheme Creditor’s Share Entitlement shall thereafter be reduced accordingly. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, shall be at the Escrow Agent’s sole discretion and the Escrow Agent shall not have any Liability for any loss or alleged loss arising from such a sale.

(d)	Subject to any directions which may be given by the Independent Adjudicator in accordance with this Clause 4.10, Telewest Jersey shall pay all reasonable costs, charges and expenses incurred by the Independent Adjudicator in the course of exercising and performing his powers, duties and functions under this Scheme.

4.11 (a)	The Independent Adjudicator’s determination of the issue shall, to the extent permitted by law, be final and binding on Telewest Jersey and the Jersey Notified Ancillary Scheme Creditor concerned.

(b)	For the avoidance of doubt, to the extent permitted by law, there shall be no right of appeal from a decision of the Independent Adjudicator.

(c)	The Independent Adjudicator is not liable for anything done or omitted in the discharge or purported discharge of his functions as the Independent Adjudicator and there shall be no right to make any claim against the Independent Adjudicator in respect thereof unless the act or omission is shown to have been in bad faith. This applies to an employee or agent of the Independent Adjudicator as it applies to the Independent Adjudicator himself.

(d)	Once a Jersey Disputed Scheme Claim, or part thereof, has been referred to the Independent Adjudicator for adjudication, and pending the determination of the Independent Adjudicator, Telewest Jersey shall not treat the Jersey Disputed Scheme Claim (or the relevant part thereof) as a Jersey Agreed Scheme Claim. To the extent that the Independent Adjudicator in accordance with the provisions of Clause 4.9 determines the validity and the Total Amount of a Jersey Disputed Scheme Claim (or the relevant part thereof), that amount (if any) shall be treated as a Jersey Agreed Scheme Claim for the purposes of this Scheme.

Jersey Scheme Creditors’ Share Entitlement

Initial Distribution

4.12	Each Jersey Agreed Scheme Creditor will be entitled to receive an Initial Distribution, being a number of New Shares equal to:

X	x Z
Y

Where:

X	equals its Total Amount;

Y	equals the total aggregate amount of the Jersey Agreed Scheme Claims as at the Bar Date plus the total aggregate notified amount of all Jersey Disputed Scheme Claims and Jersey Unresolved Claims as at the Bar Date; and

Z	equals the number of New Shares to which Telewest Jersey becomes entitled, and which have been credited to the Jersey Escrow Account, in respect of Telewest Jersey’s Initial Distribution (as defined in the Telewest Scheme) in the Telewest Scheme.

4.13

Jersey Known Scheme Creditors will be entitled to receive their Initial Distribution in respect of their Jersey Known Scheme Claims as soon as is reasonably practicable after the Bar Date. Following such time, Jersey Notified Ancillary Scheme Creditors will be entitled to receive their Initial Distributions in respect of their Jersey Notified Ancillary Scheme Claims as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date on which their Jersey Ancillary Claims become Jersey Agreed Scheme Claims. A Jersey Scheme Creditor that has both a Jersey Known Scheme Claim and a Jersey Notified Ancillary Scheme Claim shall be entitled to receive an Initial Distribution in respect of its Jersey Known Scheme Claim as soon as is reasonably practicable after the Bar Date and an Initial Distribution in respect of its Jersey Notified Ancillary Scheme Claim as soon as is reasonably practicable after the later of (i) the Bar Date and (ii) the date such claim becomes a Jersey Agreed Scheme Claim.

4.14	Pending Jersey Unresolved Claims and Jersey Disputed Scheme Claims becoming Jersey Agreed Scheme Claims (or otherwise being conclusively determined in accordance with the terms of this Scheme), the Escrow Agent shall retain New Shares applicable to such claims in escrow. In the event that a Jersey Unresolved Claim or Jersey Disputed Scheme Claim becomes a Jersey Agreed Scheme Claim for an amount less than the amount of such claim notified to Telewest Jersey or to the Escrow Agent, in accordance with Clause 4.1, prior to the Bar Date but not rejected, in whole or in part, prior to the Bar Date, the New Shares held by the Escrow Agent in respect of such Jersey Unresolved Claim or such Jersey Disputed Scheme Claim attributable to the amount of such difference shall be retained by the Escrow Agent in escrow for distribution in accordance with Clauses 4.16 and 4.17.

4.15	In determining a Jersey Scheme Creditor’s entitlement to an Initial Distribution under this Scheme, fractions of New Shares shall be disregarded and not transferred to the relevant Jersey Scheme Creditor. The fractional entitlements to which each Jersey Scheme Creditor would have been entitled shall be aggregated and retained by the Escrow Agent in escrow for distribution in accordance with Clauses 4.16 and 4.17.

Final Distribution

4.16	To the extent that any New Shares or cash remain in escrow after:

(i)	Telewest Jersey has become entitled to, and the Jersey Escrow Account has been credited with, a number of New Shares in respect of Telewest Jersey’s Final Distribution (as defined in the Telewest Scheme) in the Telewest Scheme or Telewest has served the Escrow Agent with a written notice confirming that there will be no Final Distribution under the Telewest Scheme;

(ii)	all Jersey Unresolved Claims and Jersey Disputed Scheme Claims have become Jersey Agreed Scheme Claims, and Jersey Scheme Creditors have received their Initial Share Entitlements in respect thereof, or such claims have been conclusively rejected or have been withdrawn; and

(iii)	the Escrow Agent has transferred all the New Shares required pursuant to the Initial Distribution,

the Escrow Agent shall transfer all the remaining New Shares and cash that the Escrow Agent holds in escrow to each of the Jersey Scheme Creditors with Jersey Agreed Scheme Claims pro rata to the amount of their Jersey Agreed Scheme Claims.

4.17	Fractional entitlements of all Jersey Scheme Creditors entitled to a distribution under Clause 4.16 shall not be transferred to Jersey Scheme Creditors in the Final Distribution. The fractional entitlements of all Jersey Scheme Creditors will be aggregated and sold on the Open Market by the Escrow Agent on behalf of Jersey Scheme Creditors. The Net Proceeds of Sale of such sale or New Shares will be paid to the NSPCC.

Method of distribution; full and final settlement of Jersey Scheme Claims

4.18

On Telewest Jersey’s Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme becoming an Agreed Scheme Claim (as defined in the Telewest Scheme) in the Telewest Scheme, the Escrow Agent shall transfer the New Shares to which Telewest Jersey will thereby become entitled, which will then be used by Telewest Jersey to satisfy Telewest Jersey’s obligations to the Jersey Scheme Creditors under this Scheme, to the Jersey Escrow Account to be held in escrow in accordance with the terms of this Scheme.

4.19	Immediately following the Jersey Effective Date, Re-globalisation will occur. Re-globalisation shall not create any new debt, liability or obligation on the part of Telewest Jersey and is solely for the purpose of distributing the New Shares. Immediately following the Initial Distribution of the New Shares to Jersey Bondholders, the Jersey Notes shall be cancelled and removed from the Clearing Systems.

4.20	Following Re-globalisation, in order to make the Initial Distribution and the Final Distribution, if any, to Jersey Bondholders, the Escrow Agent shall, in each case, aggregate the total number of New Shares attributable to the Jersey Notes and shall transfer such New Shares into DTC with instructions that DTC distribute such New Shares in the relevant proportions to the Holders of the Jersey Notes, all as more particularly described in the Escrow Agent Agreement.

4.21	Each Jersey Bondholder and the Depositary agrees that the transfer of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) to DTC in the manner described at Clause 4.20 shall constitute full and final settlement of Telewest Jersey’s obligations to it under this Scheme.

4.22	A Holder of any Jersey Notes still held in definitive form following Re-globalisation or a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim who requires its Share Entitlement under the Initial Distribution and the Final Distribution, if any, (or part thereof) to be transferred to a Nominated Recipient or credited to a Designated DTC Account shall make such a designation (each an Account Designation) in a Claim Form. In order to make the Initial Distribution and the Final Distribution, if any, to each Holder of Jersey Notes still held in definitive form following Re-globalisation or to a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim, the Escrow Agent shall transfer the relevant number of New Shares in accordance with the Account Designation or other delivery instructions contained in the relevant Claim Form.

4.23	Each Jersey Notified Ancillary Scheme Creditor and each Holder of Jersey Notes still held in definitive form following Re-globalisation agrees that the transfer to it, or transfer in accordance with the instructions given by it in a Claim Form, of its Share Entitlement (whether by a single Initial Distribution or by an Initial Distribution and a Final Distribution) shall constitute full and final settlement of Telewest Jersey’s obligations to it under this Scheme.

4.24	If, for any reason, Telewest Jersey so wishes, the obligations of Telewest Jersey to transfer (or procure the transfer of) New Shares to a Jersey Notified Ancillary Scheme Creditor with a Jersey Agreed Scheme Claim may be discharged by the transfer of New Shares to the relevant Jersey Scheme Creditor or the relevant Jersey Scheme Creditor’s Nominated Recipient (as appropriate) in certificated form.

4.25	If, for any reason, a Jersey Scheme Creditor other than a Jersey Bondholder in respect of his Jersey Known Scheme Claim does not wish to, or is unable to, hold the New Shares to which it is entitled, it may direct the Escrow Agent to sell its Share Entitlement on the Open Market and account to such Jersey Notified Ancillary Scheme Creditor for the Net Proceeds of Sale thereof. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent’s sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, Telewest Jersey nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

4.26

New Shares will not be distributed to a Jersey Scheme Creditor or a Jersey Scheme Creditor’s Nominated Recipient in jurisdictions, other than the US and the UK, where such distributions would, or might, in the opinion of the Escrow Agent (subject to the prior consent of Telewest Jersey), be unduly onerous or where Telewest Jersey directs the Escrow Agent that such distributions would, or might, be prohibited by any relevant law. Instead, a Jersey Scheme Creditor or a Jersey Scheme Creditor’s Nominated Recipient in such a jurisdiction will be entitled to receive the Net Proceeds of Sale of the New Shares to which he would otherwise be entitled.

The Escrow Agent, if directed by Telewest Jersey, will sell, or procure the sale of, such New Shares, on the Open Market and will remit the Net Proceeds of Sale by cheque in US Dollars to the relevant Jersey Scheme Creditor or Jersey Scheme Creditor’s Nominated Recipient in full satisfaction of the relevant Jersey Scheme Creditor’s rights under this Scheme. The price, terms, timing and manner of such sale, and any currency exchange effected by the Escrow Agent in connection with or related to such sale, or the Net Proceeds of Sale, shall be at the Escrow Agent’s sole discretion, or that of any agent the Escrow Agent shall employ to effect such sale, and neither the Escrow Agent, Telewest Jersey nor any of its advisers nor any person acting on behalf of any or all of them shall have any Liability for any loss or alleged loss arising from such sale or a failure to procure any purchaser for such New Shares.

4.27	To the extent that any Jersey Ancillary Scheme Creditor transfers or assigns all or part of its Jersey Agreed Scheme Claim after the Record Date, the transfer of the Jersey Ancillary Scheme Creditor’s Share Entitlement by or on behalf of Telewest Jersey to the Jersey Ancillary Scheme Creditor or its Nominated Recipient named in any Claim Form, or to DTC in accordance with an Account Designation given in any Claim Form submitted by such Jersey Ancillary Scheme Creditor, or to any assignee or transferee recognised by Telewest Jersey in accordance with Clause 3.4(a), shall be effective to discharge and extinguish any Liabilities as at the Jersey Effective Date or thereafter of Telewest Jersey to any transferee or assignee of such Jersey Agreed Scheme Claim arising directly or indirectly in relation to or arising out of or in connection with the relevant Jersey Agreed Scheme Claim.

4.28	No Jersey Scheme Creditor shall have any entitlement to any distribution of New Shares, cash or otherwise, other than in accordance with Clauses 4.12 to 4.27 inclusive.

5	ESCROW AGENT ARRANGEMENT

Consent to escrow arrangements

5.1	Each Jersey Scheme Creditor agrees to the New Shares being issued to the Escrow Agent pursuant to the Telewest Scheme on the Telewest Effective Date (or as soon as reasonably practicable thereafter). Each Jersey Scheme Creditor agrees to the New Shares credited to the Jersey Escrow Account pursuant to the Telewest Scheme being held in that account pursuant to this Scheme, and being held in escrow by the Escrow Agent in accordance with the Escrow Agent Agreement.

Escrow Agent Agreement

5.2	Prior to the Jersey Effective Date, Telewest Jersey, Telewest, New Telewest and Telewest UK will enter into an agreement with the Escrow Agent, setting out the terms on which the Escrow Agent will hold New Shares in the Jersey Escrow Account on behalf of Jersey Notified Scheme Creditors (to the extent that their Jersey Notified Scheme Claims become Jersey Agreed Scheme Claims). The Escrow Agent Agreement will include provisions to the following effect:

(a)	New Shares and any cash held by the Escrow Agent pursuant to this Scheme applicable to Jersey Notified Scheme Claims will be held by the Escrow Agent on bare trust absolutely for the relevant Jersey Notified Scheme Creditors (to the extent that their Jersey Notified Scheme Claims become Jersey Agreed Scheme Claims). The Escrow Agent shall at no time whatsoever either present or future have any beneficial interest in the New Shares or any cash held by it pursuant to this Scheme.

(b)	Any dividends paid on any New Shares held in escrow by the Escrow Agent, or any other payment whatsoever made in respect of the New Shares held in the Jersey Escrow Account by the Escrow Agent, shall be paid to and received by the Escrow Agent as follows:

(i)	in the case of New Shares relating to Jersey Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Jersey Agreed Scheme Creditor and to pay such amounts on to that Jersey Agreed Scheme Creditor or to that Jersey Agreed Scheme Creditor’s Designated DTC Account and/or that Jersey Agreed Scheme Creditor’s Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Jersey Agreed Scheme Creditor; and

(ii)	in the case of New Shares relating to Jersey Notified Scheme Claims which do not, at the time such dividend is paid or other payment is made, constitute Jersey Agreed Scheme Claims, to be held on bare trust absolutely for the relevant Jersey Notified Scheme Creditor until the receipt of a valid Distribution Notice. On receipt of a valid Distribution Notice, the Escrow Agent shall pay such amounts to the relevant Jersey Notified Scheme Creditor or the Jersey Notified Scheme Creditor’s Designated DTC Account and/or that Jersey Notified Scheme Creditor’s Nominated Recipient (as appropriate), together with any interest which may have accrued thereon, at the time any distribution of New Shares, or the Net Proceeds of Sale thereof, is made to the relevant Jersey Notified Scheme Creditor.

(c)	The Escrow Agent shall be under no obligation to exercise any of the voting rights attaching to any New Shares held in the Jersey Escrow Account or exercise any other right whatsoever in respect of the New Shares (save as may be required by law).

(d)	The Escrow Agent’s liabilities shall be limited to those set out in the Escrow Agent Agreement.

Sale and termination

5.3	On the Termination Date (or, to the extent that any Jersey Notified Scheme Claims are at that time in the process of being determined by the Independent Adjudicator, on the date of final determination of such Jersey Notified Scheme Claims by the Independent Adjudicator), any New Shares remaining in the Jersey Escrow Account and not attributable to any Jersey Agreed Scheme Claim, and in relation to which the Escrow Agent has not received any valid delivery instructions, shall be sold by the Escrow Agent on the Open Market and the Net Proceeds of Sale of such New Shares and any cash remaining in such escrow account shall be transferred by the Escrow Agent to the NSPCC.

6	GENERAL SCHEME PROVISIONS

Costs

6.1	Subject to Clause 4.10, Telewest Jersey will pay in full all costs, charges, expenses and disbursements incurred by it in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including, but not limited to, the costs of holding the Meeting, the costs of obtaining the sanction of the English Court and the Jersey Court and the costs of placing the notices required by this Scheme.

Modifications of the Scheme

6.2	Telewest Jersey may, at any hearing to sanction this Scheme, consent on behalf of all Jersey Scheme Creditors to any modification of this Scheme or any terms or conditions that the Courts may think fit to approve or impose.

Payments on days other than a Business Day

6.3	If any sum is due or obligation is to be performed under the terms of this Scheme on a date other than a Business Day, the relevant payment shall be made, or obligation performed, on the next Business Day.

Notice

6.4 (a)	Any notice or other written communication to be given under or in relation to this Scheme shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by Post, and by air mail where it is addressed to a different country from that in which it is posted, to:

(i)	in the case of Telewest Jersey, its registered office, marked for the attention of the company secretary;

(ii)	in the case of a Jersey Scheme Creditor, its last known address according to Telewest Jersey (which may be the address given by such Jersey Scheme Creditor in a Claim Form lodged in connection with this Scheme) or, at Telewest Jersey’s sole discretion, to the Jersey Noteholders’ Trustee; and

(iii)	in the case of any other person, any address set forth for that person in any agreement entered into, or Claim Form lodged, in connection with this Scheme.

(b)	Any notice or other written communication to be given under this Scheme shall be deemed to have been served:

(i)	if delivered by hand, on the first Business Day following delivery; and

(ii)	if sent by Post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting.

(c)	In proving service, it shall be sufficient proof, in the case of a notice sent by Post, that the envelope was properly stamped, addressed and placed in the Post.

(d)	The accidental omission to send any notice, written communication or other document in accordance with this Clause 6.4, or the non-receipt of any such notice by any Jersey Scheme Creditor, shall not affect the provisions of this Scheme.

Allocation of New Shares

6.5	Without prejudice to the effect of the compromise effected by Clause 3.1, New Shares received by Jersey Scheme Creditors shall be allocated pro rata in respect of all Jersey Agreed Scheme Claims.

Future Liquidation

6.6	In the event that Telewest Jersey enters into liquidation, Telewest Jersey’s obligations under this Scheme will continue to be performed by Telewest Jersey in liquidation. However, to the extent that the liquidators of Telewest Jersey wish to close the liquidation whilst the obligations of Telewest Jersey under this Scheme remain to be performed, Telewest UK has agreed to undertake to perform such obligations in the place of Telewest Jersey provided always that such obligations do not involve the exercise of discretion on behalf of Telewest UK and, as such, are wholly of a mechanical nature, or, to the extent that such obligations would involve the exercise of discretion on behalf of Telewest UK, that the liquidators of Telewest Jersey set out detailed and comprehensive instructions to Telewest UK as to how that discretion should be exercised. In no event, however, shall Telewest UK be obliged to perform any such obligation to the extent that it would, or may be likely to, prevent qualification of the Financial Restructuring as a tax-free reorganisation for US federal income tax purposes.

6.7	This Scheme shall be unaffected by Telewest Jersey entering into solvent liquidation and shall, in these circumstances, continue according to its terms.

Governing law and jurisdiction

6.8	This Scheme shall be governed by, and construed in accordance with, the laws of England and Wales and the Jersey Scheme Creditors hereby agree that the Jersey Court and the English Court shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of this Scheme, or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and, for such purposes, the Jersey Scheme Creditors irrevocably submit to the jurisdiction of the Jersey Court and the English Court, provided, however, that nothing in this Clause 6.8 shall affect the validity of other provisions determining governing law and jurisdiction as between Telewest Jersey and any of its Jersey Scheme Creditors, whether contained in any contract or otherwise.

6.9	This Scheme shall take effect subject to any prohibition or condition imposed by law.